UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Assurant, Inc.

(Name of Registrant as Specified In Its Charter)

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2015 PROXY STATEMENT

AND NOTICE OF ANNUAL

MEETING OF STOCKHOLDERS

March 24, 2015

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders (the “Annual Meeting”) of Assurant, Inc. The meeting will be held on May 7, 2015 at 9:00 a.m. at The Club Quarters, Conference Center, 52 William Street, New York, New York 10005. We hope you attend the Annual Meeting but, whether or not you plan to attend, we encourage you to designate the proxies on the proxy card to vote your shares.

During the course of the year, we continued our stockholder engagement and outreach efforts and appreciated the discussions. These provide important perspectives and help shape our governance.

At the Annual Meeting, stockholders are being asked to elect directors; ratify the appointment of the Company’s auditors; reapprove the material terms of the performance goals under the Amended and Restated Assurant, Inc. Long Term Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code and cast an advisory vote approving the compensation of the Company’s named executive officers for 2014.

We ask that you please give these materials your prompt attention. Your vote is important.

On behalf of the Board of Directors, I thank you for your continued interest and support.

Sincerely,

Alan B. Colberg

President, Chief Executive Officer and Director

Assurant, Inc.

Assurant, Inc.

28 Liberty Street

41st Floor

New York, New York 10005

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

DATE AND TIME:	May 7, 2015, 9:00 a.m.

LOCATION:	The Club Quarters, Conference Center, 52 William Street, New York, New York 10005

PURPOSE OF THE

MEETING:	To elect each of our directors standing for re-election to our Board of Directors to serve until the 2016 Annual Meeting of Stockholders;

To ratify the appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for the year ending December 31, 2015;

To reapprove the material terms of the performance goals under the Amended and Restated Assurant, Inc. Long Term Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code;

To cast an advisory vote approving the compensation of the Company’s named executive officers for 2014; and

To transact such other business as may properly come before the meeting or any adjournment thereof.

RECORD DATE:	Stockholders of record at the close of business on March 12, 2015 are entitled to receive this notice and to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting.

A list of those stockholders will be available for inspection at the offices of Assurant beginning at least ten days before the Annual Meeting.

PROXY VOTING:

Whether or not you plan to attend the Annual Meeting, we hope that you will read the proxy statement and submit your vote by telephone, via the Internet, or by requesting a printed copy of the proxy materials and completing, signing and returning the proxy card as instructed.

Pursuant to the U.S. Securities and Exchange Commission’s “Notice and Access” rule, stockholders may choose to access our proxy materials via the Internet or may request printed copies of such materials. Electronic delivery allows us to conserve natural resources and reduces the costs of printing and distributing the proxy materials. On or about March 24, 2015, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders informing them that our proxy statement, 2014 annual report to stockholders and voting instructions are available on the Internet as of such date.

If you plan to attend the Annual Meeting, please notify the undersigned at the address set forth above so that appropriate preparations can be made. Please bring a government-issued photo identification and, if you hold your shares through a bank, broker or other nominee, a legal proxy from your bank, broker or other nominee in order to attend the Annual Meeting and validly vote in person. In addition, if you are representing an organization that is a stockholder, you must bring evidence of your authority to represent that organization at the Annual Meeting.

Thank you for your interest in and consideration of the proposals listed above.

By Order of the Board of Directors,

Bart R. Schwartz

Executive Vice President,

Chief Legal Officer and Secretary

March 24, 2015

The Assurant Proxy Statement and Annual Report are available at

www.proxyvote.com

You will need your 12-digit control number, listed on the Notice, to access these materials and to vote.

EACH VOTE IS IMPORTANT. TO VOTE YOUR SHARES, PLEASE PROMPTLY SUBMIT YOUR VOTE BY TELEPHONE, INTERNET OR MAIL AS EXPLAINED ABOVE.

Summary Information

SUMMARY INFORMATION

Provided below is a summary of certain information contained in this proxy statement. Please refer to the complete proxy statement and the 2014 annual report to stockholders before casting your vote.

2015 ANNUAL MEETING OF STOCKHOLDERS For stockholders of record as of March 12, 2015

Date and Time: Location:	May 7, 2015, 9:00 a.m. The Club Quarters Conference Center 52 William Street New York, New York 10005

MATTERS TO BE VOTED ON

Management Proposals	Board Recommendation	Page
Election of 10 Director Nominees	FOR	3
Ratification of Appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for 2015	FOR	9
Reapproval of the Material Terms of the Performance Goals under the Amended and Restated Assurant, Inc. Long Term Equity Incentive Plan for Purposes of Section 162(m) of the Internal Revenue Code	FOR	10
Advisory Approval of 2014 Compensation of Named Executive Officers	FOR	14

BUSINESS HIGHLIGHTS

Overview. Assurant safeguards clients and consumers when the unexpected occurs. A provider of specialized insurance products and related services, Assurant operates in North America, Latin America, Europe and other select worldwide markets through four operating segments. Assurant Solutions, Assurant Specialty Property, Assurant Health and Assurant Employee Benefits partner with clients who are leaders in their industries to provide consumers peace of mind and financial security. Our diverse offerings include mobile protection products and services; extended service programs and related services for consumer electronics, appliances and vehicles; pre-funded funeral insurance; lender-placed homeowners insurance; property, appraisal, preservation and valuation services; renters insurance and related products; manufactured housing homeowners insurance; individual health and small employer group health insurance; group dental insurance; group disability insurance; and group life insurance.

✓ 2014 Financial Highlights

Net earned premiums, fees and other income increased 15.8% in 2014 from 2013 to $9.7 billion

Diluted operating earnings per share of $6.00

Book value per diluted share, excluding accumulated other comprehensive income (“AOCI”), of $64.82, up 9%

9.7% operating return on equity, excluding AOCI

✓ Disciplined Capital Management

In 2014, Assurant returned approximately $295.8 million to its stockholders through common stock dividends and share repurchases

• Increased quarterly dividend by approximately 8%—the 11th consecutive year of dividend increases

• $218.3 million in share repurchases

Invested approximately $162 million in select acquisitions

Ended 2014 with $560 million of holding company capital and $310 million of deployable capital

Summary Information

CORPORATE GOVERNANCE HIGHLIGHTS

Assurant is committed to strong corporate governance practices. Certain highlights include:

✓ Independent Board Chair	✓ Appropriate mix of director tenure
✓ Declassified Board	✓ Greater than 98% director attendance at meetings
✓ Majority voting standard for election of directors	✓ Regular outreach to investors
✓ Clawback policy
✓ Independent Board (with exception of CEO)	✓ No stockholder rights plan
✓ Annual Board and committee self-evaluations	✓ Hedging and pledging of Company securities by officers and directors prohibited
✓ Commitment not to make corporate political expenditures	✓ Code of Ethics applicable to all employees and directors

COMPENSATION HIGHLIGHTS

Assurant’s executive compensation programs are designed to align strategic and financial objectives with the interests of our stockholders by tying significant portions of compensation to the Company’s financial performance. Highlights of our executive compensation programs include:

✓ Pay for Performance Commitment

In 2014, Assurant again received strong support for its executive compensation programs with 91% of votes cast approving our advisory say-on-pay resolution

Significant portion of executive short- and long-term compensation tied to the Company’s overall performance and targeted for profitable growth long-term

Above-target compensation paid only if the Company delivers above-target performance

Beginning in 2014, to further emphasize the Company’s commitment to its pay-for-performance philosophy, the Company increased the performance stock unit (“PSU”) component of its long-term incentive award to 75%, from 50% in previous years, and decreased the restricted stock unit (“RSU”) component to 25%, from 50% in previous years. Both PSUs and RSUs vest over three years.

PSUs are earned based on the Company’s ranking relative to an industry index, with regard to three financial metrics: (i) total shareholder return; (ii) revenue growth; and (iii) growth in book value per share, excluding AOCI

In 2014, to place even greater focus on financial measures and related targets, the strategic development goal was removed from our annual incentive program for executive officers

✓ Strong Compensation Governance

Maximum payout caps for annual incentive compensation and PSUs
• Annual incentive payouts limited to 200% of each NEO’s target opportunity
• PSU award payouts limited to 150% of each NEO’s target opportunity, even if performance exceeds the 75th percentile

No dividend equivalents on unvested PSUs

Robust stock ownership guidelines for NEOs and directors

Clawback policy applicable to current and former executive officers in the event of financial statement restatement

NEO change of control agreements are “double trigger” and do not provide for excise tax gross-ups

No significant perquisites for our NEOs

PROXY STATEMENT	1
PROPOSAL ONE	3
ELECTION OF DIRECTORS	3
PROPOSAL TWO	9
RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	9
PROPOSAL THREE	10
REAPPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER AMENDED AND RESTATED ASSURANT, INC. LONG TERM EQUITY INCENTIVE PLAN FOR PURPOSES OF 162(M) OF THE INTERNAL REVENUE CODE	10
PROPOSAL FOUR	14
ADVISORY VOTE ON EXECUTIVE COMPENSATION FOR 2014	14
EXECUTIVE OFFICERS	15
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	17
SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS	18
COMPENSATION DISCUSSION AND ANALYSIS	19
Part I. Executive Summary	19
Part II. Elements of Our Executive Compensation Program	23
Part III. The Compensation Committee’s Decision-Making Process	33
Part IV. Governance Features of Executive Compensation	35
Part V. Benefits	37
EXECUTIVE COMPENSATION	39
Summary Compensation Table for Fiscal Years 2014, 2013 and 2012	39
Grants of Plan-Based Awards Table for Fiscal Year 2014	41
Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table	42
Outstanding Equity Awards Table for Fiscal Year 2014	43
Option Exercises and Stock Vested Table for Fiscal Year 2014	45
Pension Benefits Table for Fiscal Year 2014	46
Narrative to the Pension Benefits Table	46
Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table for Fiscal Year 2014	50
Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table	51
Potential Payments Upon Termination or Change of Control Table	52
Narrative to the Potential Payments Upon Termination or Change of Control Table	55
DIRECTOR COMPENSATION	59
Director Compensation Table for Fiscal Year 2014	59
Narrative to the Director Compensation Table	60
EQUITY COMPENSATION PLAN INFORMATION	61
TRANSACTIONS WITH RELATED PERSONS	62
Transactions with Related Persons	62
Review, Approval or Ratification of Transactions with Related Persons	62
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	63
CORPORATE GOVERNANCE	64
General	64
Board of Directors Committee Composition	64
Code of Ethics	65
Director Independence	65
Board Leadership Structure and Role in Risk Oversight	66
Board and Committee Meetings and Attendance	67
Nominating and Corporate Governance Committee	67
Audit Committee	68

i

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ASSURANT, INC.

28 Liberty Street

41st Floor

New York, New York 10005

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 7, 2015

This proxy statement is furnished to stockholders of Assurant, Inc. (to which we sometimes refer in this proxy statement as “Assurant” or the “Company”) in connection with the solicitation by the Board of Directors (the “Board”) of Assurant of proxies to be voted at the 2015 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at The Club Quarters, Conference Center, 52 William Street, New York, New York 10005 on May 7, 2015 at 9:00 a.m., or at any adjournment or postponement thereof.

The U.S. Securities and Exchange Commission (the “SEC”) has adopted rules that allow us to use a “Notice and Access” model to make our proxy statement and other Annual Meeting materials available to you. On or about March 24, 2015, we will begin mailing a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders advising them that our proxy statement, 2014 annual report to stockholders and voting instructions can be accessed via the Internet upon the commencement of such mailing. You may then access these materials and vote your shares via the Internet or by telephone or you may request that a printed copy of the proxy materials be sent to you. You will not receive a printed copy of the proxy materials unless you request one in the manner described in the Notice. Using the Notice allows us to conserve natural resources and reduces the costs of printing and distributing the proxy materials, while providing our stockholders with access to the proxy materials in a convenient manner via the Internet.

The solicitation of proxies for the Annual Meeting is being made by telephone, Internet and mail. Proxies may be solicited on behalf of the Company by its officers, directors or employees by telephone, in person or by other electronic means. We have retained Morrow & Co., LLC to assist in the solicitation of proxies for an estimated fee of $12,000 plus reimbursement of expenses. We will bear the cost of the solicitation of proxies, including postage, printing and handling, and will reimburse brokerage firms and other record holders of shares beneficially owned by others for their reasonable expenses incurred in forwarding solicitation material to beneficial owners of shares.

Any stockholder of record may revoke his or her proxy at any time before it is voted by delivering a later dated, signed proxy or other written notice of revocation to the Corporate Secretary of Assurant. Any record holder of shares present at the Annual Meeting may also withdraw his or her proxy and vote in person on each matter brought before the Annual Meeting. All shares represented by properly signed and returned proxies in the accompanying form or those submitted by Internet or telephone, unless revoked, will be voted in accordance with the instructions given thereon. A properly executed proxy without specific voting instructions will be voted as recommended by the Board: FOR each director nominee; and FOR Proposals Two, Three and Four, each as described in this proxy statement.

Any stockholder whose shares are held through a broker, bank or other nominee (shares held in street name) will receive instructions from the broker, bank or nominee that must be followed in order to have his or her shares voted. Such stockholders wishing to vote in person at the meeting must obtain a legal proxy from their broker, bank or other nominee and bring it to the meeting.

Only stockholders of record at the close of business on March 12, 2015, the record date for the Annual Meeting, will be entitled to notice of and to vote at the Annual Meeting or at any adjournment or postponement thereof. As of the close of business on that date, 68,538,175 shares of our common stock, par value $0.01 per share (the “Common Stock”), were outstanding. Stockholders will each be entitled to one vote per share of Common Stock held.

Votes cast in person or by proxy at the Annual Meeting will be tabulated by the inspector of elections appointed for the meeting. Pursuant to Assurant’s Bylaws and the Delaware General Corporation Law (the “DGCL”), the presence of the holders of shares representing a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting, whether in person or by proxy, is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Under the DGCL, abstentions and “broker non-votes” will be treated as present for purposes of determining the presence of a quorum. Broker non-votes are proxies from brokers or nominees as to which such persons have not received instructions from the beneficial owners or other persons entitled to vote with respect to a matter on which the brokers or nominees do not have the discretionary power to vote.

The election of each of the director nominees under Proposal One requires that each director be elected by the holders of a majority of the votes cast, meaning that the number of votes cast “for” a director’s election must exceed the number of votes cast “against” that director’s election. The Nominating and Corporate Governance Committee of the Board (the “Nominating Committee”) has established guidelines pursuant to which any incumbent director who is not elected must promptly offer to tender his or her resignation for consideration by the Board. The Nominating Committee will consider any such resignation, taking into account all relevant factors, and make a recommendation to the Board whether to accept or reject the resignation, or whether other action should be taken. The Board, excluding the director in question, will act on the Nominating Committee’s recommendation and publicly disclose its decision and the rationale supporting it within 90 days following the date of the certification of the election results.

Under our Bylaws, the approval of each of Proposals Two, Three and Four requires the affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on the proposal at the Annual Meeting.

For purposes of the election of directors under Proposal One, an abstention will not affect whether the number of “for” votes exceeds the number of “against” votes, and accordingly will not affect whether the director is elected. For purposes of determining approval of Proposals Two, Three and Four, abstentions will have the same legal effect as an “against” vote.

The ratification of the appointment of PricewaterhouseCoopers LLP as our Independent Registered Public Accounting Firm for 2014 (Proposal Two) is a routine matter under Rule 452 of the New York Stock Exchange (the “NYSE”) Listed Company Manual, and brokers will be permitted to vote uninstructed shares as to this matter. Under NYSE Rule 452, however, brokers who do not receive voting instructions from their clients as to how to vote their shares with respect to Proposals One, Three or Four will not exercise discretion to vote on those proposals. If a broker or other record holder of shares returns a proxy card indicating it does not have discretionary authority to vote as to a particular matter (thus, a “broker non-vote”), those shares will not be counted as voting for or against the matter or “entitled to vote” on the matter, and will, therefore, have no legal effect on the voting for which the broker non-vote is indicated.

For the above reasons, we urge stockholders to take action to vote their shares by Internet, telephone or mail.

Proposal One

PROPOSALS REQUIRING YOUR VOTE

PROPOSAL ONE

ELECTION OF DIRECTORS

We have ten directors, all of whom are nominees for re-election as directors at the Annual Meeting to serve until the 2016 Annual Meeting or until their successors are elected and have qualified. In the absence of contrary instructions, it is the intention of the persons named in the accompanying proxy to vote for the nominees listed below. If any nominee becomes unavailable to serve for any reason, the proxies solicited hereby will be voted for election of the person, if any, designated by the Board to replace that nominee.

The biographies of each of the nominees and continuing directors below contain information regarding the person’s service as a director, business experience, director positions held currently and/or during the last five years, and the particular experience, qualifications, attributes and/or skills that led the Board to conclude that he or she should serve as a director. Some of the skills, experience and qualifications we believe are important for directors to possess and which are highlighted below include:

Corporate Governance/Public Company.   Directors with corporate governance experience support our goals of strong Board and management accountability, transparency and protection of stockholder interests.

Finance, Accounting or Financial Reporting.   Our Board values directors with an understanding of finance, financial reporting processes and accounting practices, given the importance of accurate financial reporting and strong financial controls.

Financial Services/Insurance Industry. Directors with financial services or insurance industry experience offer a valuable perspective when reviewing our business and strategy.

International. Our Company is a global organization; directors with broad international exposure and experience provide useful business, strategic and cultural perspectives.

Risk Management. Directors with risk management experience are critical to the Board’s role in overseeing the risks facing the Company.

Senior Leadership.   Directors who have served in relevant senior leadership positions bring a unique experience and perspective. We seek directors who have demonstrated expertise in operations, strategy and talent management.

The following persons have been nominated to serve as directors of Assurant until the 2016 Annual Meeting:

Elaine D. Rosen

Non-Executive Chair of the Board: Since November 2010
Director: Since February 2009	Board Committees: Compensation
Age: 62	Other Public Company Boards: Kforce, Inc. (Since 2003)

Ms. Rosen served as Executive Vice President of UNUM/Provident Corporation from 1999 to 2001 and as President of UNUM Life Insurance Company of America from 1997 to 1999 after serving in various positions at the company since 1975. Ms. Rosen currently chairs the Board of Trustees of The Kresge Foundation and serves on the Board of Directors of Preble Street, a collaborative for the homeless and low income community in Portland, Maine. She also serves as a Trustee of the Foundation for Maine’s Community Colleges.

Proposal One

Ms. Rosen has significant public company and corporate governance experience, including chairing the Compensation Committee at Kforce and serving on its Nomination Committee and Corporate Governance Committee. Ms. Rosen previously chaired Assurant’s Nominating and Corporate Governance Committee.

Ms. Rosen has held senior executive roles at Unum Life Insurance Company and has substantial financial knowledge.

Ms. Rosen has extensive management and operational experience in the insurance industry.

Ms. Rosen has extensive experience as a senior executive at Unum, as the Chair of our Board and as the chair of a major philanthropic foundation.

Howard L. Carver

Director: Since 2002	Board Committees: Audit, Nominating and Corporate Governance (Chair)
Age: 70	Other Public Company Boards: StoneMor Partners L.P. (Since 2005)

Mr. Carver retired as an Office Managing Partner of Ernst & Young LLP in June of 2002. Mr. Carver’s career at Ernst & Young spanned five decades, beginning as an auditor and a financial consultant. In 2013 Mr. Carver was appointed to the board of directors of Pinnacol Assurance, the workers compensation facility for the State of Colorado, and has been a member of its Audit Committee since 2012, chair of its Governance & Ethics Committee and vice chair of its board since 2014. Mr. Carver is a Certified Public Accountant and is a member of both the American Institute of Certified Public Accountants and the Connecticut Society of CPAs. Mr. Carver also serves on the boards and/or finance committees of several civic and charitable organizations.

Mr. Carver has considerable corporate governance experience from his service on two public company boards. In addition to his committee roles at Assurant, Mr. Carver is a member of StoneMor’s Audit Committee and the Trust and Compliance Committee and chairs its Conflicts Committee.

Mr. Carver has extensive accounting and audit expertise with over 35 years at Ernst & Young and as the former chair of our Audit Committee.

Mr. Carver has over 40 years of financial services industry experience and is closely familiar with the insurance industry.

Mr. Carver has significant insurance-related risk management experience.

Juan N. Cento

Director: Since May 2006	Board Committees: Compensation, Nominating and Corporate Governance
Age: 63	Other Public Company Boards: None

Mr. Cento is the President of the Latin America and Caribbean Division of FedEx Express, headquartered in Miami. Mr. Cento has more than 30 years of experience in the air cargo and express transportation industry. He previously worked with Flying Tigers Line, Inc. and transitioned to FedEx in 1989 when the two companies were combined. Mr. Cento is involved in several non-profit organizations. He is a member of the University of Miami International Advisory Board and the International Advisory Board of Baptist Health International Center. Additionally, Mr. Cento is Chair of the board of directors for CLADEC (Conference of Latin American and Caribbean Express Companies) and a member of the board of the United Way of Miami-Dade.

Proposal One

Mr. Cento has substantial corporate governance and public company experience as a result of his tenure at FedEx and as a member of our Nominating and Corporate Governance Committee.

Mr. Cento has over 30 years of international, strategic and operational business experience.

Mr. Cento has considerable experience as a senior executive, leading the Latin American expansion of FedEx’s business.

Alan B. Colberg

Director: Since January 2015	Board Committees: None
Age: 53	Other Public Company Boards: None

Mr. Colberg is President and Chief Executive Officer of Assurant, Inc. He was named the Company’s President effective, September 16, 2014, and became Chief Executive Officer and director on January 1, 2015. Mr. Colberg joined Assurant as Executive Vice President of Marketing and Business Development in March 2011. Before joining Assurant, Mr. Colberg worked for Bain & Company, Inc. for 22 years, founding and heading Bain’s Atlanta office since 2000. He also served as Bain’s global practice leader for financial services, advising leading global companies, including Assurant. Mr. Colberg has long been active in civic leadership roles having served as chairman of the board of the Atlanta International School and on the boards of the Woodruff Arts Center and the Metro Atlanta Chamber of Commerce.

Mr. Colberg dedicated much of his 22 year career at Bain & Company to financial services and for six years served as the global practice leader of financial services.

During his tenure at Bain & Company Mr. Colberg advised several leading global companies including Assurant, Inc.

Mr. Colberg has over 25 years of senior leadership experience.

Elyse Douglas

Director: Since July 2011	Board Committees: Audit, Finance and Investment (Chair)
Age: 59	Other Public Company Boards: None

Ms. Douglas served as Executive Vice President and Chief Financial Officer of Hertz Global Holdings, Inc. and The Hertz Corporation until October 1, 2013. Ms. Douglas joined Hertz in July 2006. Prior to her role at Hertz, Ms. Douglas served as Treasurer of Coty Inc. from December 1999 until July 2006. Previously, Ms. Douglas served as an Assistant Treasurer of Nabisco, Inc. from June 1995 until December 1999. She also served in various financial services capacities for 12 years at Chase Manhattan Bank (now JPMorgan Chase). Ms. Douglas is a Certified Public Accountant and chartered financial analyst.

Ms. Douglas gained extensive financial experience through her roles as chief financial officer and treasurer of two multinational corporations.

Ms. Douglas has significant financial services industry experience through her roles at Chase Manhattan Bank.

Ms. Douglas has over 20 years of senior leadership experience including her tenure with Hertz Corporation and Coty.

Lawrence V. Jackson

Director: Since July 2009	Board Committees: Compensation (Chair), Finance and Investment
Age: 61	Other Public Company Boards: Constar, Inc. (2009-2011), Prologis (2008-2010)

Proposal One

Mr. Jackson currently serves as a senior advisor with New Mountain Capital, LLC, a manager of private equity funds based in New York and as Chair of the board of SourceMark LLC. Previously, Mr. Jackson served as the President and Chief Executive Officer of the global procurement division and as the Executive Vice President and Chief People Officer at Wal-Mart Stores, Inc. Prior to that, Mr. Jackson was President and Chief Operating Officer of Dollar General Corporation and Senior Vice President, Supply Operations, for Safeway, Inc. Mr. Jackson was also with PepsiCo, Inc. for 16 years in various executive roles. In connection with his position at New Mountain Capital, Mr. Jackson serves on the boards of four portfolio companies: ABB Optical Group, JDA Software Group Inc., Symphony/IRI Holdings and Valet Waste LLC. Mr. Jackson previously served as a director on the board of Parsons Corporation and as chair of its Compensation Committee.

Mr. Jackson has served on the boards of a number of public companies including ProLogis and Constar and also serves as the chair of our Compensation Committee.

Mr. Jackson has over 20 years of international expertise with several multinational corporations including Walmart and PepsiCo.

Mr. Jackson has over 20 years of senior leadership experience, having held a number of executive management positions.

Charles J. Koch

Director: Since August 2005	Board Committees: Compensation, Finance and Investment
Age: 68	Other Public Company Boards: Citizens Financial Group, Inc. (Since 2014); Home Properties, Inc. (2010-2013), The Royal Bank of Scotland (2004-2009)

Mr. Koch is a Public Interest Director on the board of The Federal Home Loan Bank of Cincinnati and serves as a member of its Personnel and Compensation Committee, its Finance and Risk Management Committee and its Nomination & Governance Committee. Mr. Koch previously served as Chair, President and Chief Executive Officer of Charter One Financial, Inc. prior to its sale to The Royal Bank of Scotland. He was elected President and Chief Operating Officer in 1980, served as President and Chief Executive Officer beginning in 1988 and then became Chair, President and Chief Executive Officer in 1990. Mr. Koch is also a past Chair of the Board of Trustees of Case Western Reserve University.

Mr. Koch has served on the boards of directors of public companies for more than ten years.

Mr. Koch has significant experience in the financial services industry, having led one of the country’s largest regional banks.

Mr. Koch has considerable risk management experience and serves as the chair of the Risk Committee at Citizens Financial Group, Inc. and previously chaired the Company’s Finance & Investment Committee.

Mr. Koch has over 30 years of senior leadership experience including several high level financial services positions.

Jean-Paul L. Montupet

Director: Since September 2012	Board Committees: Finance and Investment, Nominating and Corporate Governance
Age: 67	Other Public Company Boards: IHS Inc. (Since 2012), Lexmark International, Inc. (Since 2006), PartnerRe Ltd. (Since 2002) and WABCO Holdings, Inc. (Since 2012)

Proposal One

Until his retirement in December 2012, Mr. Montupet was the Chair of Emerson Electric Co.’s Industrial Automation business and President of Emerson Europe. During his 22 year career with Emerson Electric Co., Mr. Montupet held a number of senior leadership roles including Executive Vice President of Emerson Electric Co. and Chief Executive Officer of Emerson Electric Asia Pacific. Prior to joining Emerson, Mr. Montupet was Chairman of the Board of Leroy-Somer, Inc. and Chairman of Founderies Montupet SA. Mr. Montupet is a Trustee of both the St. Louis Public Library Foundation and the Winston Churchill National Museum.

Mr. Montupet has substantial corporate governance and public company experience, including chairing the Corporate Governance and Public Policy Committee at Lexmark International, the Compensation, Nominating and Governance Committee at WABCO Holdings and the Compensation & Management Development Committee at PartnerRe.

Mr. Montupet has considerable insurance-related expertise through his service as the non-executive chairman of the board of PartnerRe Ltd.

Mr. Montupet has expertise in international markets having served as President of Emerson Europe and Chief Executive Officer of Emerson Electric Asia Pacific.

Mr. Montupet has significant risk management knowledge and is a member of three public company risk committees.

Mr. Montupet has considerable senior management experience having held a number of executive positions over 30 years at Emerson Electric Co. and Leroy-Somer, Inc.

Paul J. Reilly

Director: Since June 2011	Board Committees: Audit, Nominating and Corporate Governance
Age: 58	Other Public Company Boards: None

Mr. Reilly currently serves as Executive Vice President and Chief Financial Officer of Arrow Electronics, Inc., a distributor of electronic components and computer products. Mr. Reilly joined Arrow Electronics in 1991 and held various positions within the company prior to assuming the role of Chief Financial Officer in 2001. Prior to joining Arrow Electronics, Mr. Reilly was a Certified Public Accountant in the business assurance practice of the New York office of KPMG Peat Marwick.

Mr. Reilly, in his current role as Chief Financial Officer of Arrow Electronics, has oversight of the company’s treasury, capital structuring, budgeting and controller functions and has substantial financial knowledge.

Mr. Reilly is a Certified Public Accountant and was employed by KPMG where he provided audit services to a wide range of public and private multinational organizations.

Mr. Reilly has served as a senior executive at a public company for 15 years.

Robert W. Stein

Director: Since October 2011	Board Committees: Audit (Chair)
Age: 66	Other Public Company Boards: Aviva plc (Since 2013)

Mr. Stein is a former Global Managing Partner, Actuarial Services at Ernst & Young LLP. Mr. Stein joined Ernst & Young in 1976 and held various leadership roles in the firm’s actuarial and insurance practice. He currently serves on the board of Resolution Life Holdings, Inc. He is a Certified Public Accountant and is a member of the AICPA. He is also a member of the American Academy of Actuaries, a Fellow of the Society of Actuaries and a Trustee Emeritus of the Actuarial Foundation.

Proposal One

Mr. Stein is Certified Public Accountant and has significant accounting and financial reporting experience.

Mr. Stein has more than 40 years of experience advising many of the world’s leading insurance companies on financial and operating matters.

Mr. Stein has vast knowledge and experience in the areas of actuarial matters and risk management. He also currently serves on the Risk Committee of Aviva plc and chairs the Audit Committee of Resolution Life Holdings.

Mr. Stein spent more than 20 years leading various practice areas within Ernst & Young LLP.

Vote Required; Board Recommendation

Under our Bylaws, for a director to be elected, the number of votes cast “for” the nominee must exceed the number of votes cast “against” the nominee. Abstentions will have no effect on this determination.

The Board of Directors recommends that stockholders vote FOR each of the nominees named above to serve until the 2016 Annual Meeting or until their successors are elected and have qualified.

Proposal Two

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC

ACCOUNTING FIRM

General

The Audit Committee of the Board of Directors has appointed PricewaterhouseCoopers LLP as the Independent Registered Public Accounting Firm to audit our consolidated financial statements for the year ending December 31, 2015. PricewaterhouseCoopers LLP has acted as our Independent Registered Public Accounting Firm since 2000. In accordance with a resolution of the Audit Committee, this appointment is being presented to stockholders for ratification at the Annual Meeting. If the stockholders do not ratify the appointment of PricewaterhouseCoopers LLP, the Audit Committee will reconsider its appointment. A representative of PricewaterhouseCoopers LLP will be present at the Annual Meeting, will have an opportunity to make a statement if he or she wishes to do so, and will be available to respond to appropriate questions.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required for ratification. For purposes of determining approval of this proposal, abstentions will have the same legal effect as an “against” vote.

The Board of Directors recommends a vote FOR ratification of the appointment of PricewaterhouseCoopers LLP as Assurant’s Independent Registered Public Accounting Firm for the year ending December 31, 2015.

Proposal Three

PROPOSAL THREE

REAPPROVAL OF THE MATERIAL TERMS OF THE PERFORMANCE GOALS UNDER THE AMENDED AND RESTATED ASSURANT, INC. LONG TERM EQUITY INCENTIVE PLAN FOR PURPOSES OF SECTION 162(M) OF THE INTERNAL REVENUE CODE

General

The Company has previously adopted, and our stockholders have previously approved, the Amended and Restated Assurant, Inc. Long Term Equity Incentive Plan (the “ALTEIP”). The purpose of this proposal is to request that stockholders re-approve the material terms of the performance goals for qualified performance-based awards under the ALTEIP. Stockholders are not being asked to approve any amendment to the ALTEIP or to otherwise approve the ALTEIP itself.

Section 162(m) of the Internal Revenue Code (“Section 162(m)”) imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s CEO or any of the company’s three most highly compensated executive officers (other than the CFO) who are employed as of the end of the year. This limitation does not apply to compensation that meets the requirements under Section 162(m) for “performance-based” compensation. Incentive awards that are granted pursuant to pre-established objective performance formulas may qualify as fully-deductible performance-based compensation, so long as certain requirements are met. One of the requirements for compensation to qualify as performance-based under Section 162(m) is that the material terms of the performance goals, including the permissible business criteria for performance objectives under the plan, be disclosed to and approved by stockholders.

The Company’s stockholders previously approved the ALTEIP and its material terms at the Company’s 2008 Annual Meeting, and subsequently approved an increase in the number of shares available under the ALTEIP from 3,400,000 to 5,300,000 at the Company’s 2010 Annual Meeting. The original approval of the ALTEIP in 2008 satisfied the Section 162(m) stockholder approval requirements through 2013. Effective for 2013, Section 162(m)(6), which applies to compensation paid by health insurance companies including the Company, was added to the IRC as part of the Patient Protection and Affordable Care Act, and includes an annual deduction limit of $500,000 per employee. This tax deduction limitation will apply whether or not the compensation paid qualifies as performance-based or is provided pursuant to a plan approved by stockholders. Despite this current annual compensation deduction limit that applies to the Company under Section 162(m)(6), the Company generally seeks to maximize the deductibility of compensation paid to its executive officers. The Company is requesting that stockholders re-approve the material terms of the performance goals for performance-based awards under the ALTEIP so that it may be in a better position to fully deduct qualifying performance-based compensation in the event that Section 162(m)(6) no longer applies to the Company in the future. Stockholder approval of this proposal will not guarantee that the Company will be able to fully deduct performance-based compensation in the future, and nothing in this proposal precludes the Company from granting awards that do not meet the requirements for tax-deductible compensation under Section 162(m).

Our Board of Directors recommends that the stockholders re-approve the material terms of the ALTEIP as described below.

Summary of the Long Term Equity Incentive Plan

The following description of the ALTEIP is only a summary of certain provisions thereof and is qualified in its entirety by reference to its full text, which is filed as Exhibit 10.15 to the Company’s 2011 Annual Report on Form 10-K.

Proposal Three

Purpose of the Plan

The purpose of the ALTEIP is to give the Company a competitive advantage in attracting, retaining, and motivating officers, employees, directors, and consultants, and to provide the Company with an equity plan that gives employees incentives directly linked to stockholder value.

Plan Administration

The ALTEIP is administered by the Compensation Committee of our Board of Directors (the “Committee”). The Committee has exclusive and final authority to administer and interpret the ALTEIP, including the power to:

•	determine eligibility for participation;
•	establish performance goals for each participant;
•	determine the types of awards to be granted to participants; and
•	interpret the terms and provisions of the ALTEIP and any award.

Any determination made by the Committee under the ALTEIP will be made in the sole discretion of the Committee, and such determinations will be final and binding on all persons.

Eligibility

The Committee, or its authorized delegate, may select any or all of the following individuals to be granted awards under the ALTEIP:

•	members of our Board of Directors;
•	officers of, employees of, and consultants to the Company or any of our subsidiaries or affiliates; and
•	individuals who have accepted offers of employment or consultancy from the Company or any of our subsidiaries or affiliates.

As of March 24, 2015, the Company had ten directors, eight executive officers and approximately 17,600 employees.

Limits on Shares We May Issue Under the ALTEIP

The maximum number of shares of our Common Stock that may be issued pursuant to awards under the ALTEIP is 5,300,000. As of December 31, 2014, 4,710,613 shares remained available for issuance pursuant to the ALTEIP. No individual participant may be granted, during any calendar year, awards covering more than 500,000 shares. The maximum number of shares that may be issued pursuant to incentive stock options is 5,300,000. The Committee can be required or permitted to adjust these maximums, the exercise price of any award and the number of shares subject to awards under the ALTEIP, in certain specified circumstances such as stock splits, mergers, and other transactions. The Committee may also adjust performance goals in the event of unusual or recurring events and other extraordinary items, except to the extent that doing so would cause an award intended to be exempt from Section 162(m) to fail to be exempt.

Shares underlying awards under the ALTEIP that expire, or are forfeited or terminated without being exercised, do not count towards these share limits. In addition, shares withheld by us, or delivered to us to satisfy the exercise price or tax withholding obligations associated with an award, will not count towards these share limits.

Proposal Three

Permissible Awards

Under the ALTEIP, we may grant any of the following types of awards, or any combination or variation thereof:

•	Stock options;
•	Stock appreciation rights;
•	Restricted stock (and performance shares);
•	Unrestricted stock;
•	Restricted stock units (and performance share units); and
•	Dividend equivalents.

Performance Goals. As noted above, the ALTEIP authorizes the Committee to establish performance goals in connection with a grant of performance shares or PSUs. The Committee may also determine that performance shares or PSUs are intended to be exempt from the limits on deductibility under Section 162(m). In such cases, in order to meet the requirements for that exemption, the goals must be based on one or more of the following criteria, which are set forth in the ALTEIP: overall or selected sales growth; expense efficiency ratios (ratio of expenses to income); market share; customer service measures or indices; underwriting efficiency and/or quality; persistency factors; return on net assets; economic value added; stockholder value added; embedded value added; combined ratio; expense ratio; loss ratio; premiums; risk based capital; revenues; revenue growth; earnings (including earnings before taxes; earnings before interest and taxes; and earnings before interest, taxes, depreciation, and amortization); earnings per share; operating income (including non-pension operating income); pre- or after-tax income; net income; cash flow (before or after dividends); cash flow per share (before or after dividends); gross margin; return on equity; return on capital (including return on total capital or return on invested capital); cash flow return on investment; return on assets or operating assets; economic value added (or an equivalent metric); stock price appreciation; total stockholder return (measured in terms of stock price appreciation and dividend-related returns); cost control; gross profit; net operating income; cash generation; unit volume; stock price; market share; sales; asset quality; cost saving levels; marketing-spending efficiency; core non-interest income; or change in working capital with respect to Assurant or any one or more of our subsidiaries, affiliates, or divisions, business units or business segments, either in absolute terms or relative to the performance or one or more other companies.

Change of Control

Unless the Committee provides otherwise in an award agreement, upon a change of control (as defined in the ALTEIP), awards granted under the ALTEIP will immediately vest and become exercisable and transferable, and any restrictions on such awards will lapse. Finally, the Committee may make other adjustments that it deems appropriate in connection with a change of control, except to the extent that doing so would cause an award intended to be exempt from Section 162(m) to fail to be exempt.

Effective Date; Term; Amendment to ALTEIP

The ALTEIP was effective as of May 15, 2008, and has a term of ten years. The ALTEIP was amended, effective as of May 13, 2010, to increase the number of shares available under the plan from 3,400,000 to 5,300,000 and amended again, effective as of January 1, 2012, to implement a policy regarding the recoupment of performance-based incentive compensation awarded to the Company’s key executives on or after such date. Our Board of Directors, or the Committee, may amend, alter, or discontinue the ALTEIP, but no amendment, alteration, or discontinuation may be made that would materially impair the rights of a participant with respect to a previously granted award without the participant’s consent (with certain limited exceptions). In addition, no amendment may be made without the approval of our stockholders if (1) approval of our stockholders is required by applicable law, (2) the amendment would materially increase the benefits to participants under the ALTEIP, (3) the amendment would materially

Proposal Three

increase the number of securities to be issued under the ALTEIP, (4) the amendment would materially modify the requirements for participation in the ALTEIP, or (5) the amendment would accelerate the vesting of any restricted stock or RSUs, except as otherwise provided in the ALTEIP.

New Plan Benefits

Grants and awards under the ALTEIP are made at the discretion of the Compensation Committee and future awards are not presently determinable.

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required for approval. For purposes of determining approval of this proposal, abstentions will have the same legal effect as an “against” vote.

The Board of Directors recommends a vote FOR reapproval of the material terms of the performance goals under the Amended and Restated Assurant, Inc. Long Term Equity Incentive Plan for purposes of Section 162(m) of the Internal Revenue Code.

Proposal Four

PROPOSAL FOUR

ADVISORY VOTE ON EXECUTIVE COMPENSATION FOR 2014

The following Company proposal gives you as a stockholder the opportunity to cast a non-binding advisory vote with respect to the 2014 compensation of the Company’s NEOs. In response to stockholder vote, the Company will hold this advisory vote on an annual basis. In considering your vote, we invite you to review the Compensation Discussion and Analysis (the “CD&A”), beginning on page 19. As described in the CD&A, we believe our current compensation programs and policies directly link executive compensation to performance and thereby align the interests of our executive officers with those of our stockholders.

Our Board intends to carefully consider the stockholder vote resulting from this proposal. Please cast a vote either to approve or not approve the 2014 compensation of our NEOs through the following resolution:

“RESOLVED, that the 2014 compensation provided to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K of the U.S. Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

Vote Required; Board Recommendation

The affirmative vote of the holders of a majority in voting power of the stock present in person or represented by proxy and entitled to vote on this proposal at the Annual Meeting is required for approval of this non-binding resolution. For purposes of determining approval of this proposal, an abstention will have the same legal effect as an “against” vote.

The Board of Directors recommends that you vote FOR approval of the 2014 compensation of our NEOs as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative.

Executive Officers

EXECUTIVE OFFICERS

The table below sets forth certain information, as of March 24, 2015, concerning each person deemed to be an Executive Officer of the Company. There are no arrangements or understandings between any Executive Officer and any other person pursuant to which the officer was selected.

Name	Age	Position
Alan B. Colberg	53	President, Chief Executive Officer and Director
Christopher J. Pagano	51	Executive Vice President, Chief Financial Officer and Treasurer
Adam D. Lamnin	51	Executive Vice President; President and Chief Executive Officer of Assurant Health; President and Chief Executive Officer of Assurant Employee Benefits
S. Craig Lemasters	54	Executive Vice President; President and Chief Executive Officer of Assurant Solutions
Gene E. Mergelmeyer	56	Executive Vice President and Chief Administrative Officer; President and Chief Executive Officer of Assurant Specialty Property
Robyn Price Stonehill	43	Executive Vice President and Chief Human Resources Officer
Bart R. Schwartz	62	Executive Vice President, Chief Legal Officer and Secretary
John A. Sondej	50	Senior Vice President, Controller and Principal Accounting Officer

Alan B. Colberg, President, Chief Executive Officer and Director. Biography available in the section entitled “PROPOSAL ONE–ELECTION OF DIRECTORS.”

Christopher J. Pagano, Executive Vice President, Chief Financial Officer and Treasurer. Mr. Pagano was named Chief Financial Officer in August 2014. Before assuming his current position, Mr. Pagano served as Executive Vice President, Treasurer and Chief Investment Officer of Assurant, Inc. since July 2007.

Adam D. Lamnin, Executive Vice President; President and Chief Executive Officer, Assurant Health; President and Chief Executive Officer of Assurant Employee Benefits. Mr. Lamnin was appointed President and Chief Executive Officer of Assurant Employee Benefits in January 2015. He has served as President and Chief Executive Officer of Assurant Health since January 2011. Prior to 2011, Mr. Lamnin served as Chief Operating Officer of Assurant Health since October 2009 and held a variety of leadership roles at Assurant Solutions and Assurant Specialty Property, including as Executive Vice President, Chief Financial Officer and Group Senior Vice President.

S. Craig Lemasters, Executive Vice President; President and Chief Executive Officer, Assurant Solutions. Mr. Lemasters has been Assurant Solutions’ President and Chief Executive Officer and Executive Vice President of Assurant, Inc. since July 2005.

Gene E. Mergelmeyer, Executive Vice President and Chief Administrative Officer; President and Chief Executive Officer, Assurant Specialty Property. Mr. Mergelmeyer was named Chief Administrative Officer of Assurant in August 2014 with responsibility for Assurant’s Technology Group. He was appointed Chief Executive Officer of Assurant Specialty Property in August 2007 and President of Assurant Specialty Property and Executive Vice President of Assurant, Inc. in July 2007.

Robyn Price Stonehill, Executive Vice President and Chief Human Resources Officer. Ms. Price Stonehill was appointed Executive Vice President and Chief Human Resources Officer of Assurant, Inc. in July 2014. Before assuming her current role at Assurant, she served as Senior Vice President of Compensation, Benefits and Shared Services at the Company since 2009.

Bart R. Schwartz, Executive Vice President, Chief Legal Officer and Secretary. Mr. Schwartz has been Executive Vice President, Chief Legal Officer and Secretary since April 2008.

John A. Sondej, Senior Vice President, Controller and Principal Accounting Officer. Mr. Sondej has been Senior Vice President, Controller and Principal Accounting Officer of the Company since January 2005.

Executive Officers

The Management Committee of Assurant (the “Management Committee”) consists of the Company’s President and Chief Executive Officer, certain Company Executive Vice Presidents and the Chief Executive Officers of each of Assurant’s operating segments.

Security Ownership of Certain Beneficial Owners

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following table provides, with respect to each person or entity known by Assurant to be the beneficial owner of more than 5% of Assurant’s outstanding Common Stock as of February 1, 2015: (a) the number of shares of Common Stock owned (based upon the most recently reported number of shares outstanding as of the date the entity filed a Schedule 13G with the SEC) and (b) the percentage of all outstanding shares represented by such ownership as of February 1, 2015 (based on an outstanding share amount of 68,865,622 as of that date).

Name of Beneficial Owner	Shares of Common Stock Owned Beneficially	Percentage of Class
FMR LLC[1]	5,643,651	8.2%
Vanguard Group, Inc.[2]	5,434,757	7.9%
BlackRock, Inc.[3]	4,088,769	5.9%
State Street Corp.[4]	3,682,615	5.3%

[1]

FMR LLC, 245 Summer Street, Boston, Massachusetts 02210, filed a Schedule 13G/A on February 13, 2015, with respect to the beneficial ownership of 5,643,651 shares. This represented 8.2% of our Common Stock as of February 1, 2015.

[2]

The Vanguard Group, Inc., 100 Vanguard Blvd., Malvern, Pennyslvania 19355, filed a Schedule 13G/A on February 10, 2015, with respect to the beneficial ownership of 5,434,757 shares. This represented 7.9% of our Common Stock as of February 1, 2015.

[3]

BlackRock, Inc., 55 East 52nd Street, New York, New York 10022, filed a Schedule 13G/A on February 2, 2015, with respect to beneficial ownership of 4,088,769 shares. This represented 5.9% of our Common Stock as of February 1, 2015. BlackRock, Inc. has indicated that it filed this Schedule 13G/A on behalf of the following subsidiaries: BlackRock Japan Co. Ltd., BlackRock Advisors (UK) Limited, BlackRock Institutional Trust Company, N.A., BlackRock Fund Advisors, BlackRock Asset Management Canada Limited, BlackRock Advisors LLC, BlackRock Financial Management, Inc., BlackRock Investment Management, LLC, BlackRock Investment Management (Australia) Limited, BlackRock Fund Managers Ltd., BlackRock Asset Management Ireland Limited, BlackRock International Limited, BlackRock Investment Management (UK) Ltd., BlackRock Life Limited, BlackRock (Luxembourg) S.A., BlackRock (Netherlands) B.V. and BlackRock Asset Management North Asia Limited.

[4]

State Street Corp., State Street Financial Center, One Lincoln Street, Boston, Massachusetts 02111, filed a Schedule 13G on February 11, 2015, with respect to the beneficial ownership of 3,682,615 shares. This represented 5.3% of our Common Stock as of February 1, 2015. State Street Corp. has indicated that it filed this Schedule 13G on behalf of the following subsidiaries: State Street Global Advisors France S.A., State Street Bank and Trust Company, SSGA Funds Management, Inc., State Street Global Advisors Limited, State Street Global Advisors LTD, State Street Global Advisors, Australia Limited, State Street Global Advisors Japan Co., Ltd., State Street Global Advisors, Asia Limited, and SSARIS Advisors LLC.

Security Ownership of Directors and Executive Officers

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following table provides information concerning the beneficial ownership of Common Stock as of February 1, 2015 by Assurant’s Chief Executive Officer, Chief Financial Officer, and each of Assurant’s other three most highly compensated executive officers, each director, and all executive officers and directors as a group. As of February 1, 2015, we had 68,865,622 outstanding shares of Common Stock. Except as otherwise indicated and except to the extent that authority is shared by their spouses, and have record and beneficial ownership of their shares, all persons listed below have sole voting power and dispositive power with respect to their shares.

Name of Beneficial Owner	Shares of Common Stock Owned Beneficially[2]	Percentage of Class
Robert B. Pollock	205,272	*
Christopher J. Pagano	59,472	*
Michael J. Peninger	141,505	*
Alan B. Colberg	25,157	*
Gene E. Mergelmeyer	103,911	*
S. Craig Lemasters	106,002	*
Elaine D. Rosen	9,962	*
Howard L. Carver	29,594	*
Juan N. Cento	13,086	*
Elyse Douglas	4,344	*
Lawrence V. Jackson	9,745	*
David B. Kelso[1]	11,144	*
Charles J. Koch	29,662	*
Jean-Paul L. Montupet	3,809	*
Paul J. Reilly	4,431	*
Robert W. Stein	11,848	*
All directors and executive officers as a group (20 persons)	862,048	1.3%

*	Less than one percent of class.
[1]	Mr. Kelso resigned from the Board of Directors effective February 28, 2015.
[2]

Includes for: Mr. Pollock 14,263 shares of Common Stock and for Mr. Pagano 3,773 shares of Common Stock; for all directors and executive officers as a group, 18,036 shares of Common Stock held through the Assurant 401(k) Plan, as of December 31, 2014.

Includes for Mr. Stein, 6,145 shares of Common Stock held by the Robert W. Stein Revocable Living Trust and Christine M. Denham Revocable Living Trust, Tenants in Common. Also includes 5,000 shares of Common Stock held by the Denham Stein Family Foundation. Because Mr. Stein serves as a trustee of this tax-exempt charitable foundation, he is deemed to “control” these 5,000 shares in which he has no economic interest.

Includes restricted stock units (“RSUs”) that will vest and/or become payable on or within 60 days of February 1, 2015 in exchange for the following amounts of Common Stock as of February 1, 2015: for each of Messrs. Pagano, Colberg and Lemasters, 9,894 shares and for Mr. Mergelmeyer, 53,264 shares (including 43,370 shares that would be issuable upon retirement). For Mr. Pollock, includes 54,471 shares which vested upon his retirement but are subject to a six month holding period pursuant to IRC Section 409A. For Mr. Peninger, includes 16,441 shares which vested upon his retirement, but are subject to a six month holding period pursuant to IRC Section 409A. RSUs that will vest on or within 60 days of February 1, 2015 in exchange for shares of Common Stock, for all directors and executive officers as a group, totaled 107,601.

Compensation Discussion & Analysis

Part I - Executive Summary

COMPENSATION DISCUSSION AND ANALYSIS

I. Executive Summary

Introduction

This Compensation Discussion and Analysis (“CD&A”) provides a detailed review of the compensation principles and strategic objectives governing the compensation of the following individuals, who were our named executive officers for 2014:

Name	Title

Robert B. Pollock	President (through September 15, 2014) and Chief Executive Officer (through December 31, 2014)
Christopher J. Pagano	Executive Vice President, Chief Financial Officer and Treasurer (effective August 15, 2014)
Michael J. Peninger	Executive Vice President and Chief Financial Officer (through August 14, 2014)
Alan B. Colberg	President (effective September 16, 2014) and Chief Executive Officer (effective January 1, 2015)
Gene E. Mergelmeyer	Executive Vice President and Chief Administrative Officer (effective May 16, 2014); President and Chief Executive Officer, Assurant Specialty Property
S. Craig Lemasters	Executive Vice President; President and Chief Executive Officer, Assurant Solutions

Throughout this CD&A, we refer to these individuals as our “NEOs”, to Mr. Pollock as our “CEO” and to Mr. Pagano as our “CFO”.

In 2014, the Company underwent a successful leadership transition through execution of its well-established executive management succession plan. In May 2014, the Company announced that, following distinguished careers at Assurant, Robert Pollock and Michael Peninger would retire as President, Chief Executive Officer and director of the Company and as Chief Financial Officer, respectively. At that time, the Company also announced that Christopher Pagano would succeed Mr. Peninger as Chief Financial Officer effective August 15, 2014. Gene Mergelmeyer was named Chief Administrative Officer of the Company effective August 15, 2014. After a thorough internal and external candidate search led by the Nominating and Corporate Governance Committee and the Board Chair, the Company announced in September 2014 that Alan Colberg, Executive Vice President of Marketing and Business Development, would succeed Mr. Pollock as President effective September 16, 2014 and as Chief Executive Officer and director effective January 1, 2015.

Impact of 2014 Business Results on NEO Compensation

Highlights for the Company’s 2014 fiscal year1 include:

•	9.7% operating return on equity (“ROE”), excluding accumulated other comprehensive income (“AOCI”)

•	9% annual growth in book value per diluted share, excluding AOCI

•	15.8% growth in net earned premiums, fees and other income

•	Approximately $295.8 million returned to stockholders in repurchases and dividends

•	Approximately $162 million invested in select acquisitions

•	Approximately $560 million of holding company capital at year end

1 Certain measures are non-GAAP. A reconciliation of these non-GAAP measures to their most comparable GAAP measures can be found in Appendix A hereto.

Compensation Discussion & Analysis

Part I - Executive Summary

Elements of 2014 Compensation

Base Salary. In 2014 our NEOs’ salaries were as follows:

Robert B. Pollock	$1,000,000
Christopher J. Pagano	$615,000
Michael J. Peninger	$675,000
Alan B. Colberg	$700,000
Gene E. Mergelmeyer	$615,000
S. Craig Lemasters	$565,000

For Messrs. Pagano, Colberg, and Mergelmeyer, the dollar amounts above represent their base salaries at the end of 2014. Prior to Mr. Pagano’s appointment as Chief Financial Officer and Mr. Mergelmeyer’s appointment as Chief Administrative Officer, each had a base salary of $565,000. In September 2014, in connection with the announcement that Mr. Colberg would become President and Chief Executive Officer, the Compensation Committee approved an increase in Mr. Colberg’s salary from $565,000 to $850,000, effective January 1, 2015. In connection with his significant efforts during the executive management transition period, in November 2014, the Compensation Committee accelerated the increase to his base salary from $565,000 to $700,000, effective October 1, 2014.

Annual Incentive. In 2014, in accordance with the Assurant, Inc. Executive Short Term Incentive Plan (the “ESTIP”), our NEOs received annual incentive payments in the amounts set forth in the chart on page 27.

Long-term Incentive Performance Awards. In 2014, in accordance with the Amended and Restated Assurant, Inc. Long Term Equity Incentive Plan (the “ALTEIP”), our NEOs received long-term equity awards — of which 75% was delivered in the form of performance stock units (“PSUs”) and 25% was delivered in the form of restricted stock units (“RSUs”). Vesting of performance-based equity awards for the 2014-2016 performance cycle will not be determined until after the end of 2016, and our NEOs will be eligible for payouts in respect of these awards in 2017.

Our Executive Compensation Principles

Assurant’s executive compensation programs are designed to align the interests of our executives with those of our stockholders by tying significant portions of their compensation to the Company’s financial performance. The following charts show the relative percentages of target variable (annual and long-term equity incentive) and fixed (base salary) compensation established for our CEO and our other NEOs at the beginning of 2014:

2014 CEO Target Compensation	2014 NEO Target Compensation

(For additional details on the percentage components of our NEOs’ fixed and variable compensation, see the discussion under “Mix of Target Total Direct Compensation Elements” on page 23.)

Compensation Discussion & Analysis

Part I - Executive Summary

Set forth below are our core executive compensation principles, along with key features of our executive compensation program that support these principles:

Executive compensation opportunities at Assurant should be sufficiently competitive to attract and retain talented executives while aligning their interests with those of our stockholders.

•

When setting target total direct compensation opportunities (base salary, annual incentives and long-term equity incentives) for our NEOs, we seek to approximate median levels for comparable positions at companies in our compensation peer group. (For details on our compensation peer group, please see the discussion on page 34.)

•

Each NEO’s annual incentive opportunity is contingent on the Company’s earnings. If the Company does not produce positive net income, as defined in the ESTIP, there can be no annual executive incentive payments.

•

Beginning in 2014, 75% of the annual long-term equity incentive award provided to our NEOs was delivered in the form of PSUs and 25% was delivered in the form of RSUs, each with a three-year vesting schedule. Before that, the mix was 50%/50%.

•	The Company continues to emphasize performance-based compensation that attracts, retains and rewards the executives necessary to successfully execute the Company’s business strategy.

Our incentive-based programs should motivate our executives to deliver above-median results.

•	We design performance goals under our annual executive incentive program so that above-target compensation will be paid only if the Company delivers above-target performance.

•

Payouts with respect to PSU awards are contingent on performance relative to a broad index of insurance and related services companies and reach above-target levels only if our performance exceeds the 50th percentile of this index with the payout capped at 150 percent if the Company performs at or above the 75th percentile. There is no payout if performance falls below the 25th percentile of this index.

Our executive compensation programs are informed by strong governance practices that reinforce our pay for performance philosophy, support our culture of accountability and encourage prudent risk management.

•

Under our executive compensation recoupment policy, effective in 2012, the Compensation Committee may recover (“claw back”) annual and long-term incentive compensation from current and former executive officers in the event of a financial restatement as a result of material non-compliance with any financial reporting requirement under the securities laws that has resulted in an overpayment.

•	Under our stock ownership guidelines, our NEOs and directors are required to hold a meaningful amount of Company stock throughout their service.

•	Under our insider trading policy, our NEOs and directors are prohibited from:

•	engaging in hedging and monetizing transactions with respect to Company securities;

•	holding Company securities in a margin account; or

•	pledging Company securities as collateral for a loan.

•	Change of control agreements with our NEOs are “double trigger” and do not provide for excise tax gross-ups.

Compensation Discussion & Analysis

Part I - Executive Summary

•

In 2014, the Compensation Committee, assisted by Towers Watson & Co. (“Towers Watson”) (the Compensation Committee’s independent compensation consultant), undertook an annual risk review of the Company’s variable pay plans, policies and practices for all employees, and did not identify any risks that are reasonably likely to have a material adverse effect on the Company.

•	We do not provide any significant perquisites to our NEOs.

•	Annual incentive payouts are limited to 200% of each NEO’s target opportunity.

•	PSU award payouts are limited to 150% of each NEO’s target opportunity, even if performance exceeded the 75th percentile.

•	There is no PSU award payout if the Company’s ranking falls below the 25th percentile of the relevant index.

•	Assurant does not pay dividends on unvested PSUs.

2014 Say on Pay Vote and Stockholder Engagement

In light of the 91% favorable advisory vote by stockholders to approve executive compensation at the Company’s 2014 annual meeting and our regular discussions with stockholders, and because we believe that our executive compensation program is in line with market practices, we did not implement any significant changes to our program in 2014. Through our ongoing investor outreach program, we were able to engage with investors throughout the year to receive their input and feedback on aspects of the Company’s corporate governance practices and executive compensation program.

Compensation Discussion & Analysis

Part II - Elements of Our Executive Compensation Process

II. Elements of Our Executive Compensation Program

Pay Elements

The following table sets forth the primary elements of the compensation programs that apply to our NEOs and the objective or purpose each element is designed to achieve:

Compensation Element	Objective/Purpose
Annual base salary

Provides fixed compensation that, in conjunction with our annual and long-term incentive programs, approximates the median level of total target compensation for comparable positions at companies in our compensation peer group.

Attracts and retains talented executives with compensation levels that are consistent with our target total compensation mix.

Annual incentive program

Motivates executives to achieve specific near-term corporate or business segment goals designed to increase long-term stockholder value.

Requires above-target performance to earn an above-target payout.

Long-term equity incentive award program

Motivates executives to consider longer-term ramifications of their actions and appropriately balance long- and near-term objectives.

Reinforces a culture of accountability focused on long-term value creation.

Requires above-median performance for an above-target payout on long-term performance-based equity awards.

Retirement, deferral and health and welfare programs

Provides a competitive program that addresses retirement needs of executives.

Offers NEOs participation in the same health and welfare programs available to all U.S. employees.

Provides an executive long-term disability program.

Payments upon change of control

Provides separation pay upon certain terminations of employment in connection with the sale of the Company or an applicable business segment. Executives are not contractually entitled to separation pay beyond these instances.

Enables executives to focus on maximizing value for stockholders in the context of a change of control transaction.

Mix of Target Total Direct Compensation Elements

The following charts show the relative percentages of the components of target total direct compensation that were established for our CEO and our other NEOs at the beginning of 2014:

2014 CEO Pay Mix	2014 NEO Average Pay Mix

Compensation Discussion & Analysis

Part II - Elements of Our Executive Compensation Process

Because our CEO is primarily responsible for achieving the strategic objectives of the Company, his variable compensation is a greater portion of his target total direct compensation than that of our other NEOs. 71% of his target total direct compensation opportunity is subject to performance goals.

Changes to Compensation Levels and Pay Mix in 2014

In January 2014, Towers Watson presented data to the Compensation Committee demonstrating that target total direct compensation (base salary, target annual incentive compensation and target long-term incentive compensation) of most of our NEOs continued to fall below median levels for similarly situated executives at companies in our compensation peer group.

To further align NEO compensation with median levels, the Compensation Committee increased base salaries for our NEOs for 2014, as follows:

•	Mr. Peninger, as former CFO. The Compensation Committee approved an increase in base salary from $630,000 to $675,000.

•	Other NEOs. The Compensation Committee approved an increase in base salary from $545,000 to $565,000.

To further align the NEO pay mix with market levels and to emphasize the variable component of such pay mix, the Compensation Committee also approved certain increases in target annual and target long-term incentive opportunities, which had remained unchanged since 2011 and 2012 respectively, for our NEOs as follows:

•

CEO. The Compensation Committee approved an increase in target annual incentive opportunity from 160% to 175% of base salary and an increase in target long-term incentive opportunity from 325% to 450% of base salary.

•	Mr. Peninger, former CFO. The Compensation Committee approved an increase in target long-term incentive opportunity from 230% to 250% of base salary.

•	Other NEOs. The Compensation Committee approved an increase in target long-term incentive opportunity from 200% to 225% of base salary.

Additionally, in May 2014 upon Mr. Pagano’s appointment as CFO and Mr. Mergelmeyer’s appointment as Chief Administrative Officer, the Compensation Committee approved for each an increase in base salary from $565,000 to $615,000 and an increase in target annual incentive opportunity for 2014 from 100% to 120% of base salary.

2014 Annual Incentive Compensation

In selecting near-term Company or segment goals for the annual incentive program, the Compensation Committee takes into account a number of factors, including management’s expectations regarding business performance, results from prior years, Company-specific factors, opportunities for organic and strategic growth, the regulatory environment in which our business operates and/or macroeconomic trends (e.g., levels of consumer spending, housing market conditions, unemployment rates and interest rates) that may affect our business. For 2014, the Committee established financial targets designed to be challenging and to motivate our senior executives to position the Company to deliver profitable growth.

Since becoming a public company in 2004, we have identified targeted areas that we believe should grow faster than the market and where we believe we can achieve superior returns. We have allocated 50% of our executives’ target annual incentive opportunity to profitability and 50% to revenue growth. We believe that weighting profitability and growth measures equally motivates our executives to strike an

Compensation Discussion & Analysis

Part II - Elements of Our Executive Compensation Process

appropriate balance between expanding our businesses and generating greater profitability from these areas. We use operating measures for these financial targets because they exclude the impact of net realized gains (losses) on investments and other unusual and/or non-recurring or infrequent items.

•

For NEOs who serve in a corporate capacity (our CEO, CFO, Mr. Peninger and Mr. Colberg), revenue growth is measured by a weighted average of the revenue growth of the business segments, and profitability is measured using consolidated operating diluted EPS and operating ROE, excluding AOCI.[2]

•

For NEOs who serve as business segment leaders (Messrs. Mergelmeyer and Lemasters), the financial objectives apply to the business segment they lead. Top-line growth is measured through a combination of net earned premiums and fees and gross written premiums with a focus on targeted areas. Profitability is measured using net operating income (“NOI”) and operating ROE, excluding AOCI, for the segment.[3]

Additionally, in 2014, to focus more on objective measures and financial targets, such as NOI, we removed the strategic development goal from our annual incentive program for executive officers and other Section 16 officers. We believe this aligns our program more closely with stockholder interests.

2 Consolidated operating diluted EPS is determined by dividing net operating income (“NOI”) for the Company as a whole by the weighted average number of diluted shares of our Common Stock outstanding during the year. Operating ROE for the Company as a whole is determined by dividing NOI for the Company by average stockholders’ equity for the year, excluding AOCI. For additional information regarding these measures, please see the earnings release, Exhibit 99.1 to our Current Report on Form 8-K furnished to the SEC on February 12, 2015, and the financial supplement posted on the “Investor Relations” section of our website at http://ir.assurant.com. Neither the earnings release nor the financial supplement is incorporated by reference into this proxy statement.

3 NOI for each business segment is determined by excluding net realized gains or losses on investments and unusual and/or infrequent items from net income. Operating ROE, excluding AOCI, for each business segment is determined by dividing NOI for the segment by average stockholders’ equity, excluding AOCI, for the segment. For additional information regarding these measures, please see the earnings release, Exhibit 99.1 to our Current Report on Form 8-K furnished to the SEC on February 12, 2015, and the financial supplement posted on our “our website at http://ir.assurant.com. Neither the earnings release nor the financial supplement is incorporated by reference into this proxy statement.

Compensation Discussion & Analysis

Part II - Elements of Our Executive Compensation Process

2014 Results. The following table sets forth performance targets applicable to our NEOs for 2014, along with the resulting multipliers, including the adjusted multipliers applied to NEO annual incentive compensation as explained in more detail below:

2014 Annual Incentive Performance Targets and Results1

Weighting	Financial Performance Metric	0.0	0.5	1.0	1.5	2.0	2014 Results[2]	Performance Metric Multiplier	Adjusted Multiplier
Assurant Enterprise
50%	Profitability								0.98
	35%: Consolidated Operating Earnings per Diluted Share (EPS)	$5.10	$5.50	$5.85	$6.25	$6.60	$6.08	1.29
	15%: Operating Return on Equity, excluding AOCI (ROE)	8.5%	9.0%	9.5%	10.0%	10.5%	9.9%	1.40
50%	Revenue Growth[3]							1.52
Assurant Specialty Property
50%	Profitability								1.31
	35%: Net Operating Income (NOI)	$240	$265	$290	$310	$330	$346	2.00
	15%: Operating Return on Equity, excluding AOCI (ROE)	18.0%	20.0%	22.0%	24.0%	26.0%	27.4%	2.00
50%	Revenue Growth
	50%: Net earned premiums & fee income: all business	$2,175	$2,275	$2,400	$2,500	$2,600	$2,716	2.00
	25% Net earned premiums & fee income: targeted growth	$255	$275	$295	$330	$370	$331	1.52
	25%: Gross written premiums: core & targeted growth	$1,800	$1,925	$2,050	$2,175	$2,300	$2,224	1.70
Assurant Solutions
50%	Profitability								1.65
	35%: Net Operating Income (NOI)	$150	$160	$170	$185	$200	$221	2.00
	15%: Operating Return on Equity, excluding AOCI (ROE)	10.0%	11.0%	12.0%	13.0%	14.0%	14.6%	2.00
50%	Revenue Growth
	50%: Net earned premiums & fee income: all business	$3,115	$3,270	$3,475	$3,680	$3,885	$3,670	1.48
	25% Net earned premiums & fee income: targeted growth	$605	$685	$765	$870	$975	$1,044	2.00
	25%: Gross written premiums: core & targeted growth	$4,600	$5,025	$5,400	$5,775	$6,150	$5,654	1.34
[1]

Dollar amounts applicable to performance metrics other than EPS are expressed in millions. The performance targets included in this table are disclosed only to assist investors and other readers in understanding the

Compensation Discussion & Analysis

Part II - Elements of Our Executive Compensation Process

Company’s executive compensation. They are not intended to provide guidance on the Company’s future performance and should not be relied upon as predictive of the Company’s future performance or the future performance of any of our operating segments.

[2]

Results in this column may differ from the Company’s reported results since expenses, revenues and other effects associated with acquisition activity during the year are generally excluded when calculating results for purposes of the ESTIP.

[3]

The corporate-level revenue growth multiplier is determined based on a weighted average of the revenue growth multipliers applicable to each business segment, which are weighted as follows: Assurant Specialty Property–25%; Assurant Solutions–30%; Assurant Health–25%; and Assurant Employee Benefits–20%. The 2014 business segment revenue growth multipliers are as follows:

•

The revenue growth multiplier for Assurant Employee Benefits was 0.82, based on weighted targets of $1.08 billion for net earned premiums and fee income: all business (50%), $460 million for net earned premiums and fee income: targeted growth (25%) and $152 million for gross written premiums: core and targeted growth (25%), and results of $1.08 billion, $447 million and $143 million in each of these respective categories.

•

The revenue growth multiplier for Assurant Health was 1.84 based on weighted targets of $1.7 billion for net earned premiums and fee income: all business (50%), $270 million for net earned premiums and fee income: targeted growth (25%) and $660 million for gross written premiums: core and targeted growth (25%), and results of $1.99 billion, $282 million and $1.41 billion in each of these respective categories.

This year, to emphasize the Company’s commitment to its pay-for-performance philosophy, the Compensation Committee exercised negative discretion to reduce the composite multipliers applied to annual incentive compensation for all NEOs due to unfavorable trends in the Company’s financial results during the fourth quarter of 2014.

The following table shows target annual incentive compensation, the adjusted multipliers applied for each NEO and the resulting annual incentive award payout for 2014:

NEO	2014 Target Annual Incentive	2014 Adjusted Multiplier	2014 Annual Incentive Payment
Robert B. Pollock	$1,750,000	0.98	$1,715,000
Christopher J. Pagano	$715,500	0.98	$701,190
Michael J. Peninger	$609,751	0.98	$597,556
Alan B. Colberg	$598,750	0.98	$586,775
Gene E. Mergelmeyer	$715,500	1.31	$937,305
S. Craig Lemasters	$565,000	1.65	$932,250

Annual incentive awards are paid pursuant to the ESTIP. Historically, payments under the ESTIP were generally intended to be deductible as “performance-based compensation” within the meaning of Section 162(m)(4) of the Internal Revenue Code of 1986, as amended (the “IRC”). However, compensation in excess of $500,000 is non-deductible under Section 162(m)(6) of the IRC, which was added as part of the Patient Protection and Affordable Care Act. Therefore, as long as the Company is subject to Section 162(m)(6), the qualified performance-based exception under Section 162(m)(4) has no effect on the deductibility of executive compensation over $1 million (as it would for “covered employees” under Section 162(m)). The aggregate payments to all ESTIP participants for any performance period cannot exceed 5% of the Company’s net income (defined as net income as reported in the Company’s income statement, adjusted to eliminate the effects of charges for restructurings, discontinued operations,

Compensation Discussion & Analysis

Part II - Elements of Our Executive Compensation Process

extraordinary items and other unusual or non-recurring items, and the cumulative effect of tax or accounting charges, each as defined by generally accepted accounting principles in the United States of America (“GAAP”) or identified in the Company’s financial statements, notes to the financial statements or management’s discussion and analysis). This aggregate maximum amount is allocated to all participants equally, except that the amount allocated to the Chief Executive Officer is twice the amount allocated to the other participants. With respect to 2014 annual incentives, the Committee exercised negative discretion to reduce participants’ awards by applying the performance goals set forth in the table entitled “2014 Annual Incentive Performance Targets and Results” on page 26, above, and additional negative discretion, with regard to the reduction of the composite multipliers applied to annual incentive compensation for all NEOs as described above on this page. (For additional details on IRC Section 162(m), please see the discussion on page 35 under “Tax and Accounting Implications”.)

Long-Term Equity Incentive Compensation

The long-term incentive opportunities as a percentage of base salary for each of our NEOs, as approved by the Compensation Committee in 2014, are as follows: for the CEO, 450%; for the CFO, 225%, for Mr. Peninger, 250% and for each of the other NEOs, 225%.

PSUs. The Compensation Committee selected PSUs as an equity compensation vehicle to ensure that a portion of long-term equity compensation would be paid only if the Company achieves specified financial objectives over an extended period. For each year in the applicable three-year performance cycle, Assurant’s performance with respect to selected metrics is compared against a broad index of insurance and related companies and assigned a percentile ranking. These rankings are then averaged to determine the composite percentile ranking for the performance period. In accordance with the terms of ALTEIP, measurement of performance against the designated financial performance metrics includes unusual or non-recurring events and other extraordinary items.

Compensation Discussion & Analysis

Part II - Elements of Our Executive Compensation Process

Performance-Based Long-Term Equity Plan Design Attributes

Metrics and Weighting	Growth in Book Value Per Diluted Share Excluding AOCI[1] – 1/3 Revenue Growth[2] – 1/3 Total Shareholder Return (“TSR”)[3] – 1/3
Performance Measured Against an Industry Index

For 2014 and subsequent performance periods:

Adjusted S&P Total Market Index

S&P Total Market Index, excluding companies with revenues of less than $1 billion or those that are not in (i) GICS Insurance Industry (code 4030) or (ii) the Managed Health Care Sub-Industry in GICS Health Care Equipment & Services Industry (code 3510); and including companies that are part of our compensation peer group (“S&P Total Market Index”)

The new S&P Total Market Index is substantially similar in composition to the previous A.M. Best U.S. Insurance Index

For 2011-2013 performance periods[4]:

Adjusted A.M. Best U.S. Insurance Index

A.M. Best U.S. Insurance Index, excluding companies with revenues of less than $1 billion or that are not in the health or insurance Global Industry Classification Standard codes (3510 and 4030) (“A.M. Best U.S. Insurance Index”)

Payout Requirements and Considerations

Payout above target only if above-median performance is achieved

Payouts are capped at 150% of target

If the composite percentile ranking is at or above the 75th percentile, the maximum payout of 150% of target is attained

Executives do not receive any payout with respect to PSUs if the Company’s composite percentile ranking falls below the 25th percentile

Payouts for performance between the 25th and the 75th percentiles are determined on a straight-line basis using linear interpolation

[1]	Year-over-year growth in the Company’s total stockholder equity, excluding AOCI, divided by diluted shares outstanding at year-end
[2]	Year-over-year growth in total revenue (net earned premiums, fee and investment income)
[3]	Percentage change on Company stock plus dividend yield percentage
[4]	This index was discontinued as of January 1, 2014

Compensation Discussion & Analysis

Part II - Elements of Our Executive Compensation Process

Payments in respect of PSUs awarded under the ALTEIP are determined by the Compensation Committee and based on the composite average percentile ranking relative to an industry index with regard to three specified financial metrics: (i) growth in book value per diluted share excluding AOCI, (ii) revenue growth, and (iii) total shareholder return, all averaged over the three years of the relevant performance period. Historically, such payments were generally intended to be deductible as “performance-based compensation” within the meaning of IRC Section 162(m)(4). However, compensation in excess of $500,000 is non-deductible under Section 162(m)(6) of the IRC, which was added as part of the Patient Protection and Affordable Care Act. Therefore, as long as the Company is subject to Section 162(m)(6), the qualified performance-based exception under Section 162(m)(4) has no effect of the deductibility of executive compensation over $1 million (as it would for “covered employees” under Section 162(m)). Additional information regarding the terms and conditions of PSUs and RSUs awarded under the ALTEIP is provided under the heading “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table—Long-Term Equity Incentive Awards” on page 42, below. For additional information on PSUs and RSUs granted to our NEOs in 2014, please see columns (g) and (i), respectively, of the “Grants of Plan-Based Awards Table” on page 41 below.

In support of Assurant’s pay for performance philosophy, in 2014 the Committee approved equity payments for performance share units granted in 2011 based on the above metrics. The Committee determined that the Company’s composite average percentile ranking relative to companies in the A.M. Best U.S. Insurance Index with regard to the three specified financial metrics over the 2011-2013 performance cycle was in the 61st percentile. Because, over the three-year performance cycle, the Company achieved above median performance relative to the designated index of peer companies, each of our named executive officers received shares of common stock equal in value to 122% of the target long-term equity incentive opportunity.

Yearly Average PSU Percentile Ranking
2011	63%
2012	27%
2013	93%
Final Three-Year Average Percentile Ranking	61%
Payout as a Percentage of Long-Term Equity Incentive Opportunity	122%

Compensation Discussion & Analysis

Part II - Elements of Our Executive Compensation Process

Changes to Index beginning with 2014 Performance Period. As of January 1, 2014, A.M. Best ceased publication of its U.S. Insurance Index, the index that we previously used to assess our relative performance ranking. Thus, for outstanding awards beginning with the 2014 performance period, and for future performance periods, Company performance is measured against the S&P Total Market Index with the adjustments described in the Performance-Based Long-Term Equity Plan Design Attributes table, on page 29 above. The Committee believes that this index will enable us to continue accurate benchmarking of our performance against the performance of companies of comparable size that operate businesses similar to ours. The new S&P Total Market Index is substantially similar in composition to the previous A.M. Best U.S. Insurance Index.

RSUs. RSUs typically vest in equal annual installments over a three-year vesting period and are granted in March of each year.

In addition, from time to time the Compensation Committee may grant special awards to executives who demonstrate exceptional performance and are critical to the success of the Company’s business strategy over the long term. These awards typically consist of RSUs subject to vesting periods that are structured to facilitate retention through important business and/or career milestones. In May 2014, the Compensation Committee made special grants of 3,000 RSUs to each of Mr. Pagano and Mr. Mergelmeyer in connection with their appointments as CFO and Chief Administrative Officer, respectively. In August 2014, the Compensation Committee made a special grant of 8,000 RSUs to Mr. Lemasters in recognition of his significant client work and his important contributions to the Solutions segment. To facilitate retention, these awards will vest over a five-year period, 10% increments on each of the first four anniversaries of the grant date, with the remaining 60% increment vesting on the fifth anniversary of the grant date, subject to Messrs. Pagano’s, Mergelmeyer’s and Lemaster’s continued employment through the applicable vesting dates.

Stock Ownership Guidelines. Executives’ ownership of Company stock aligns their financial interests with those of other stockholders. For this reason, the Company has implemented ownership requirements for each of our NEOs. NEOs who fail to comply with the guidelines by their respective compliance dates will be prohibited from selling any shares of Assurant stock until compliance is achieved. Additional information about our Stock Ownership Guidelines is provided under the heading “Stock Ownership Guidelines” on page 35, below.

Compensation Levels and Pay Mix for 2015

In connection with Mr. Colberg’s appointment as President and Chief Executive Officer, the Committee approved increases for 2015 in his (i) annual base salary from $565,000 to $850,000; (ii) target annual incentive opportunity from 100% to 160% of base salary; and (iii) target long-term incentive opportunity from 225% to 400% of base salary. Additionally, in January 2015, the Compensation Committee evaluated the target total direct compensation (base salary, target annual incentive compensation and target long-term incentive compensation) of our NEOs and, in order to continue to approximate median levels, approved an increase in base salaries for certain NEOs as follows:

•	CFO Compensation. The Compensation Committee approved an increase in base salary from $615,000 to $650,000.

•	Other NEOs. The Compensation Committee approved an increase in base salary for Mr. Mergelmeyer from $615,000 to $630,000 and an increase in base salary for Mr. Lemasters from $565,000 to $585,000.

To further align the NEO pay mix with market levels and to emphasize the variable component of such pay mix, the Committee also approved increases in target long-term incentive opportunities for Mr. Colberg from 400% to 450% and Mr. Pagano from 225% to 250%.

Compensation Discussion & Analysis

Part II - Elements of Our Executive Compensation Process

2015 CEO Target Compensation	2015 NEO Target Compensation

Compensation Discussion & Analysis

Part III - The Compensation Committee’s Decision-Making Process

III. The Compensation Committee’s Decision-Making Process

The Compensation Committee oversees our executive compensation program and advises the full Board on general aspects of Assurant’s compensation and benefit policies. The Compensation Committee is composed entirely of independent directors, as determined in accordance with its charter, our Corporate Governance Guidelines and applicable NYSE rules. The Compensation Committee’s charter and our Corporate Governance Guidelines are available under the “Corporate Governance” tab of the “Investor Relations” section of our website at http://ir.assurant.com.

Role of the Committee

The Compensation Committee evaluates the recommendations of the CEO (for the compensation of the other NEOs) along with information and analysis provided by Towers Watson, including publicly available peer group compensation data. Towers Watson also provides survey data based on its Financial Services database for the Committee’s reference. The Compensation Committee exercises its discretion in evaluating, modifying, approving or rejecting the CEO’s recommendations and makes all final decisions with regard to base salary, short-term incentives and long-term incentives for all executive officers, including the NEOs. The Compensation Committee also meets periodically in executive session without any members of management present to discuss recommendations and make decisions with respect to compensation of the Company’s executive officers. In fulfilling its responsibilities, the Committee may delegate any or all of its responsibilities to a subcommittee of the Compensation Committee.

Annual Compensation Review

The following chart outlines the Compensation Committee’s annual process in setting NEO compensation:

Step 1	Step 2	Step 3

• Committee reviews pay for performance analysis prepared by independent compensation consultant.	• Committee reviews target direct compensation at peer group companies.	• Committee establishes total direct compensation opportunities for NEOS.

• Committee also considers input from the CEO on compensation of other NEOs.	(Availability of peer compensation data typically lags behind annual schedule used to set executive pay.)	(The Committee also reviews the allocations among each component of total direct compensation.)

Input from Management

Our CEO is not involved in the Compensation Committee’s determination of his compensation. The CEO completes a self-assessment of his own performance against prescribed criteria and each independent director separately assesses CEO performance using the same criteria. He annually reviews the performance and compensation of each member of our Management Committee in consultation with the Chief Human Resources Officer and makes recommendations regarding their compensation to the Compensation Committee. The CEO also provides input to the Compensation Committee, in consultation with the Company’s CFO and the Chief Human Resources Officer, on the annual incentive plan performance goals for the Company’s executive officers.

Input from Independent Compensation Consultant

The Compensation Committee has engaged Towers Watson as its independent compensation consultant to provide analysis and advice on such items as pay competitiveness, incentive plan design, performance

Compensation Discussion & Analysis

Part III - The Compensation Committee’s Decision-Making Process

measurement, design and use of equity compensation and relevant market practices and trends with respect to the compensation of our executive officers and non-management directors (as applicable). Among other things, Towers Watson prepares reports, delivers presentations and engages in discussions with the Compensation Committee regarding the information collected. These reports, presentations and discussions may address topics ranging from strategic considerations for compensation programs generally to the amount or specific components of each executive officer’s compensation. Towers Watson also reviews and provides input on the portions of the Company’s annual proxy statement regarding executive and director compensation matters.

At the direction of the Chair of the Compensation Committee, Towers Watson reviews Compensation Committee materials and management’s recommendations in advance of each Compensation Committee meeting or other Compensation Committee communication. Towers Watson participates in most Compensation Committee meetings, in each case at the request of the Chair of the Compensation Committee. The decisions made by the Compensation Committee are the responsibility of the Compensation Committee and may reflect factors other than the recommendations and information provided by Towers Watson.

During 2014, the Compensation Committee conducted an independence review of Towers Watson, considering certain factors, including, among other things: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. The Compensation Committee concluded that Towers Watson has no conflict of interest.

Additional Compensation Review

In 2014, after conducting an independence review and concluding there was no conflict of interest, the Compensation Committee engaged ClearBridge Consulting Group (“ClearBridge”) to advise on the compensation for Alan Colberg in his new roles as President commencing September 16, 2014 and Chief Executive Officer commencing January 1, 2015.

Level of Compensation Provided

Market Positioning. We aim to set target total direct compensation for each NEO at approximately the median level provided to executives with similar responsibilities at companies in our compensation peer group, on the basis of the most recent publicly available data, as analyzed by Towers Watson.

Our Compensation Peer Group.* While we face competition in each of our businesses, no single competitor directly competes with us in all business lines. Additionally, the business lines in which we operate are generally characterized by a limited number of competitors. We believe that the following companies collectively represent the best match for Assurant because they operate in the insurance or financial services sector and may share one or more of the following characteristics with us: similar product lines; similar services and business models; similar revenues and assets; and a similar talent pool for recruiting new employees:

• Aetna Inc.	• Genworth Financial, Inc.	• Stancorp Financial Group, Inc.
• Aflac Incorporated	• Hanover Insurance Group Inc.	• Sunlife Financial, Inc.
• CIGNA Corporation	• Humana Inc.	• Torchmark Corporation
• CNO Financial Group, Inc.	• Markel Corporation	• Unum Group
• CNA Financial Corporation	• Principal Financial Group, Inc.	• W.R. Berkley Corporation

* Peer group established in 2006. In 2013 Coventry Health Care, Inc. was removed from the group due to its acquisition by Aetna Inc. in May 2013.

Compensation Discussion & Analysis

Part IV - Governance Features of Executive Compensation

IV. Governance Features of Executive Compensation

Our executive compensation programs are guided by strong governance practices intended to reinforce our pay for performance philosophy, support our culture of accountability and encourage prudent risk management. Summarized below are the key governance features of our executive compensation programs.

Executive Compensation Recoupment (“Clawback”) Policy

Effective January 1, 2012, the Compensation Committee implemented a policy regarding the recoupment of performance-based incentive compensation awarded to the Company’s key executives on or after such date. The policy provides that, in the event that the Company is required to prepare a restatement of its financial results due to material noncompliance with any financial reporting requirement under the securities laws, the Committee may recover the excess of (x) any annual cash incentive and long-term cash or equity-based incentive award amounts provided to any of the Company’s current or former executive officers based on the original financial statements (including any deferrals thereof) over (y) the amounts that would have been provided based on the restatement. The recovery period may comprise up to three years preceding the date on which the Company is required to prepare the restatement. This is in addition to the clawback requirements of the Sarbanes-Oxley Act applicable to the CEO and CFO.

Stock Ownership Guidelines

The Company adopted Stock Ownership Guidelines and holding requirements for its non-employee directors and senior executives. The current Guidelines are as follows:

Position	Minimum Stock Ownership Requirement
Non-Employee Director	Market value of 5 times annual base cash retainer
Chief Executive Officer	Market value of 5 times current base salary
Assurant, Inc. Executive Vice President (including all other NEOs)	Market value of 3 times current base salary

Individuals have five years from their permanent appointment to a specified position to acquire the required holdings. The Compensation Committee tracks the ownership amounts of the non-employee directors and the Management Committee on an annual basis. As of December 31, 2014, all of our NEOs were in compliance with the Company’s stock ownership requirements.

Timing of Equity Grants

Assurant does not coordinate the timing of equity awards with the release of material non-public information. Under the Company’s Equity Grant Policy, annual equity awards granted by the Compensation Committee pursuant to the ALTEIP are scheduled to be granted on the second Thursday in March each year.

Prohibition on Hedging and Pledging Transactions

The NEOs are subject to the Company’s Insider Trading Policy, which prohibits employees and directors from engaging in hedging or monetizing transactions with respect to Company securities they own as well as holding Company securities in a margin account or pledging Company securities as collateral for a loan.

Tax and Accounting Implications

IRC Section 162(m)(4) limits the federal income tax deductibility of certain compensation amounts in excess of $1 million paid to a public corporation’s chief executive officer and the three other most highly-

Compensation Discussion & Analysis

Part IV - Governance Features of Executive Compensation

paid executive officers (other than the chief financial officer) unless such executive compensation was awarded under a performance-based plan approved by stockholders and meets certain additional requirements. Effective for 2013, Section 162(m)(6), which applies to compensation paid by health insurance companies and their affiliates including the Company and its subsidiaries, was added to the IRC as part of the Patient Protection and Affordable Care Act. It limits deductible compensation to $500,000 per employee and has no exception for qualified performance-based compensation. The Compensation Committee continues to emphasize performance-based compensation that attracts, retains and rewards the executives necessary to successfully execute the Company’s business strategy.

The compensation that we pay to the NEOs is reflected in our consolidated financial statements as required by GAAP. The Compensation Committee considers the financial statement impact, along with other factors, in determining the amount and form of compensation provided to executives. We account for stock-based compensation under the ALTEIP and all predecessor plans in accordance with the requirements of FASB ASC Topic 718.

Compensation Discussion & Analysis

Part V - Benefits

V. Benefits

Assurant’s NEOs participate in the same health care, disability, life insurance, pension and 401(k) benefit plans made available generally to the Company’s U.S. employees. In addition, they are eligible for certain change of control benefits, supplemental retirement plans and executive disability benefits as described below.

Change of Control Benefits. Assurant is party to a change of control agreement (a “COC Agreement”) with each of its NEOs. The purpose of these COC Agreements is to enable our executives to focus on maximizing stockholder value in the context of a control transaction without regard to personal concerns related to job security.

The COC Agreements with our NEOs contain a “double trigger,” meaning that benefits are generally payable only upon a termination of employment “without cause” by the Company or for “good reason” by the executive within two years following a change of control. Executives who have COC Agreements are also subject to non-compete and non-solicitation provisions. In addition, these agreements do not contain excise tax gross-up provisions. Rather, in the event of a change of control, our NEOs are entitled to receive either (i) the full benefits payable in connection with a change of control (whether under the COC Agreement or otherwise) or (ii) a reduced amount that falls below the applicable safe harbor provided under Section 280G of the IRC, whichever amount provides the greater after-tax value for the executive.

Additional information regarding the terms and conditions of the COC Agreements is provided under the heading “Narrative to the Potential Payments Upon Termination or Change of Control Table—Change of Control Agreements” on page 57, below.

Retirement Plans. We have a Supplemental Executive Retirement Plan (the “SERP”), an Executive Pension Plan (the “Executive Pension Plan”), an Executive 401(k) Plan (the “Executive 401(k) Plan”) and a Pension Plan (the “Pension Plan”). These retirement plans are intended to provide our NEOs with competitive levels of income replacement upon retirement and thus to attract and retain talented executives in key positions. The Executive Pension Plan is designed to replace income levels capped under the Pension Plan by the compensation limit of IRC Section 401(a)(17) ($260,000 for 2014). The SERP is designed to supplement the pension benefits provided under the Pension Plan, Executive Pension Plan and Social Security so that total income replacement from these programs will equal up to 50% of an NEO’s base salary plus his annual incentive target. Effective January 1, 2014, the SERP was closed to new participants. Additional information regarding the terms and conditions of these plans is provided under the headings “Narrative to the Pension Benefits Table” on page 46, below, and “Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table” on page 51, below.

Deferred Compensation Plans. Each of the NEOs is eligible to participate in the Amended and Restated Assurant Deferred Compensation Plan (the “ADC Plan”). The ADC Plan enables key employees to defer a portion of eligible compensation, which is then notionally invested in a variety of mutual funds. Deferrals and withdrawals under the ADC Plan are intended to comply with IRC Section 409A (“Section 409A”). Before the adoption of Section 409A and the establishment of the ADC Plan in 2005, the NEOs were eligible to participate in either the Assurant Investment Plan (the “AIP”) or the American Security Insurance Company Investment Plan (the “ASIC Plan”). However, after the enactment of Section 409A, both plans were frozen as of January 1, 2005 and, currently, only withdrawals are permitted.

Additional information regarding the terms and conditions of these plans is provided under the heading “Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table” on page 51, below.

Compensation Discussion & Analysis

Part V - Benefits

Long-Term Disability Benefits. As part of the Company’s general benefits program, the Company provides Long-Term Disability (“LTD”) coverage for all benefits-eligible employees under a group policy. LTD benefits replace 60% of an employee’s monthly plan pay (which is generally defined as base salary plus the amount of the employee’s target bonus percentage), up to a maximum monthly benefit of $15,000. As an additional benefit, each NEO is eligible for Executive LTD coverage, subject to underwriting for amounts in excess of a guaranteed monthly benefit of $3,000. Executive LTD supplements benefits payable under the group LTD policy and provides a maximum monthly benefit of $10,000.4 The combined maximum LTD (group LTD and Executive LTD) benefit is $25,000 per month, except for Mr. Pollock, whose combined maximum benefit was $26,671 per month. Executive LTD is provided through the purchase of individual policies and is fully paid for by the Company.

Additional information regarding Executive LTD benefits is provided in footnote 4 to the Summary Compensation Table on page 40, below.

4 Because some of Mr. Pollock’s earlier policies included an automatic increase provision, his per month benefit under the Executive LTD program, until his retirement, was $11,671. The automatic increase provision expired in 2010. Combined with the group LTD maximum benefit of $15,000, this gave Mr. Pollock a combined monthly benefit (including group and Executive LTD) of $26,671.

Executive Compensation

EXECUTIVE COMPENSATION

Summary Compensation

The following table sets forth the cash and other compensation earned by the NEOs for all services in all capacities during 2014, 2013 and 2012 as applicable.

Summary Compensation Table for Fiscal Years 2014, 2013 and 2012

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards[1,3] ($)	Option Awards ($)	Non-Equity Incentive Plan Compen- sation ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings[2] ($)	All Other Compensation[4] ($)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)
Robert B. Pollock, President (through September 15, 2014) and Chief Executive Officer (through December 31, 2014)	2014 2013 2012	1,000,000 1,000,000 975,000	- - -	4,495,839 3,250,333 3,167,569	- - -	1,715,000 2,480,000 2,059,200	4,297,051 - 2,449,487	395,643 359,259 372,780	11,903,533 7,089,592 9,024,036
Christopher J. Pagano, Executive Vice President, Chief Financial Officer and Treasurer (effective August 15, 2014)	2014 2013	596,250 545,000	- -	1,470,797 1,305,730	- -	701,190 844,750	2,308,632 -	160,078 139,253	5,236,947 2,834,733
Michael J. Peninger, Executive Vice President and Chief Financial Officer (through August 14, 2014)	2014 2013 2012	508,126 630,000 600,000	- - -	1,685,907 1,449,191 1,379,521	- - -	597,556 1,171,800 950,400	1,099,672 - 707,247	478,704 192,851 202,271	4,369,965 3,443,842 3,839,439
Alan B. Colberg, President (effective September 16, 2014) and Chief Executive Officer (effective January 1, 2015)	2014 2013 2012	598,750 545,000 520,000	- - -	1,270,097 1,305,730 1,039,623	- - -	586,775 844,750 686,400	352,874 224,733 71,549	149,361 99,274 87,978	2,957,857 3,019,487 2,405,550
Gene E. Mergelmeyer, Executive Vice President and Chief Administrative Officer (effective May 16, 2014); President and Chief Executive Officer, Assurant Specialty Property	2014 2013 2012	596,250 545,000 520,000	- - -	1,470,797 1,706,065 1,400,324	- - -	937,305 1,035,500 930,800	2,445,171 26,171 887,044	206,525 195,388 165,556	5,656,048 3,508,124 3,903,724
S. Craig Lemasters, Executive Vice President; President and Chief Executive Officer, Assurant Solutions	2014	565,000	-	1,795,457	-	932,250	999,609	132,221	4,424,537
[1]

The amounts reported in column (e) for 2014, 2013 and 2012 represent awards of PSUs and RSUs. These amounts are consistent with the grant date fair values of each award computed in accordance with FASB ASC Topic 718 using the closing price of our Common Stock on the grant date. Please see column (k) in the Grants of Plan-Based Awards table on page 41 for the closing price on the grant date for 2014 awards.

Executive Compensation

The amounts included in column (e) for PSUs were computed based on the achievement of target level performance for each award. As described in “CD&A—Long-Term Equity Incentive Compensation—PSUs” on page 28 above, payouts for PSU awards can range from no payout (for performance that falls below the 25th percentile of the relative index) to 150% maximum payout (for performance at or above the 75th percentile of the relative index). Assuming the achievement of maximum level performance for each NEO, and as required to be disclosed in this footnote, the amounts in column (e) (representing both RSUs and PSUs) would be as follows: (i) for awards granted in 2014: $6,181,259 for Mr. Pollock; $1,946,929 for Mr. Pagano; $2,317,936 for Mr. Peninger; $1,746,229 for Mr. Colberg; $1,946,929 for Mr. Mergelmeyer; and $2,271,589 for Mr. Lemasters, (ii) for awards granted in 2013: $4,063,008 for Mr. Pollock; $1,578,302 for each of Messrs. Pagano, and Colberg; $1,811,530 for Mr. Peninger; and $1,978,637 for Mr. Mergelmeyer, and (iii) for awards granted in 2012: $3,959,197 for Mr. Pollock; $1,724,298 for Mr. Peninger; $1,299,435 for Mr. Colberg; and $1,660,157 for Mr. Mergelmeyer. The grant date fair value of PSUs was estimated on the grant date using a Monte Carlo simulation model. Please see Footnote 18, Stock Based Compensation—Performance Share Units , of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC (the “2014 Form 10-K”) for a discussion of the Monte Carlo simulation model and the assumptions used in this valuation.

[2]

The change in pension value is the aggregate change in the actuarial present value of the respective NEO’s accumulated benefit under the Company’s three defined benefit pension plans (the SERP, the Executive Pension Plan and the Assurant Pension Plan) from December 31, 2013 to December 31, 2014, from December 31, 2012 to December 31, 2013 and from December 31, 2011 to December 31, 2012. For each plan, the change in the pension value is determined as the present value of the NEO’s accumulated benefits at December 31, 2012, December 31, 2013 or December 31, 2014 plus the amount of any benefits paid from the plan during the year less the present value of the accumulated benefits at December 31, 2011, December 31, 2012 or December 31, 2013, as applicable. Present values of accumulated benefits at December 31, 2011, December 31, 2012, December 31, 2013 and December 31, 2014 use the same assumptions as included in the financial statements in the Company’s Annual Reports on Form 10-K for the fiscal years ended December 31, 2011, December 31, 2012, December 31, 2013 and December 31, 2014, respectively, as filed with the SEC.

[3]

Mr. Peninger retired from the Company on October 1, 2014. Based on the relevant provision of our Long-Term Equity Incentive plan, all equity awards granted in the year of retirement are forfeited. Therefore, Mr. Peninger will not realize any value in relation to the 2014 equity awards listed in the “Grants of Plan Based Awards Table” below.

[4]

The table below details the amounts reported in the “All Other Compensation” column, which includes premiums paid for Executive LTD, Company contributions to the Executive 401(k) Plan, Company contributions to the Assurant 401(k) Plan, dividends and dividend equivalents, and certain other amounts during 2014:

Name	Executive LTD	Company Contributions to Executive 401(k)	Company Contributions to Assurant 401(k)	Perquisites and Other Personal Benefits	Dividends and Dividend Equivalents[a]	Other Amounts[b]	Total
Robert B. Pollock	$4,341	$193,200	$15,600	$-	$182,502	$-	$395,643
Christopher J. Pagano	$2,785	$70,860	$15,600	$-	$70,833	$-	$160,078
Michael J. Peninger	$3,589	$97,939	$15,600	$-	$74,081	$287,495	$478,704
Alan B. Colberg	$1,768	$71,010	$15,600	$-	$60,983	$-	$149,361
Gene E. Mergelmeyer	$2,521	$82,431	$15,600	$-	$103,477	$2,496	$206,120
S. Craig Lemasters	$5,294	$51,000	$15,600	$-	$59,527	$-	$132,221
[a]

The amounts in this column reflect the dollar value of dividends and dividend equivalents paid in 2014 on unvested RSUs that were not factored into the grant date fair value required to be reported for these awards in column (e). The amounts in column (i) of the Summary Compensation Table for prior years reflect the dollar value of dividends and dividend equivalents paid on unvested awards of RSUs in those respective years that were not factored into the grant date fair value required to be reported for these awards in column (e). Dividend equivalents were paid on 2011 PSUs for shares vested in 2014; and on 2010 PSUs for shares vested in 2013. No dividends or dividend equivalents were paid on PSUs granted in 2014, 2013 or 2012.

[b]

Amounts in this column reflect (i) in the case of Mr. Peninger, $75,000 in consulting fees paid from October 1, 2014 through December 31, 2014; a $212,392 payment made in 2014 for unused vacation time during 2014 and a $103 retirement gift; (ii) in the case of Mr. Mergelmeyer, a $2,096 payment made in 2014 for unused vacation time during 2014 and $400 Health Savings Account taxable income, as required by California state law and (iii) in the case of Mr. Lemasters, a $800 milestone gift.

Executive Compensation

Grants of Plan-Based Awards

The table below sets forth individual grants of awards made to each NEO during 2014.

Grants of Plan-Based Awards Table for Fiscal Year 2014

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards[1]			Estimated Future Payouts Under Equity Incentive Plan Awards[2]			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)[3]	Grant Date Fair Value of Stock and Option Awards ($)[3]
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)	(j)	(k)	(l)
Robert B. Pollock	3/13/2014	-	-	-	-	-	-	17,305	-	65.01	$1,124,998
	3/13/2014	-	-	-	25,958	51,915	77,873	-	-	64.93	$3,370,841
	-	0	1,750,000	3,500,000	-	-	-	-	-	-	-
Christopher J. Pagano	3/13/2014	-	-	-	-	-	-	4,889	-	65.01	$317,834
	3/13/2014 5/08/2014	- -	- -	- -	7,333 -	14,666 -	21,999 -	- 3,000	- -	64.93 66.90	$952,263 $200,700
	-	0	715,500	1,431,000	-	-	-	-	-	-	-
Michael J. Peninger[4]	3/13/2014	-	-	-	-	-	-	6,489	-	65.01	$421,850
	3/13/2014	-	-	-	9,734	19,468	29,202	-	-	64.93	$1,264,057
	-	0	609,751	1,219,502	-	-	-	-	-	-	-
Alan B. Colberg	3/13/2014	-	-	-	-	-	-	4,889	-	65.01	$317,834
	3/13/2014	-	-	-	7,333	14,666	21,999	-	-	64.93	$952,263
	-	0	598,750	1,197,500	-	-	-	-	-	-	-
Gene E. Mergelmeyer	3/13/2014	-	-	-	-	-	-	4,889	-	65.01	$317,834
	3/13/2014	-	-	-	7,333	14,666	21,999	-	-	64.93	$952,263
	5/08/2014 -	- 0	- 715,500	- 1,431,000	- -	- -	- -	3,000 -	- -	66.90 -	$200,700 -
S. Craig Lemasters	3/13/2014	-	-	-	-	-	-	4,889	-	65.01	$317,834
	3/13/2014	-	-	-	7,333	14,666	21,999	-	-	64.93	$952,263
	8/20/2014 -	- 0	- 565,000	- 1,130,000	- -	- -	- -	8,000 -	- -	65.67 -	$525,360 -
[1]

The values in columns (c), (d), and (e) are based on multiplying a 0 (threshold), 1 (target), and 2 (maximum) multiplier times each NEO’s annual incentive target award percentage. The actual annual incentive award earned by each NEO for 2014 performance is reported in the column entitled “Non-Equity Incentive Plan Compensation” in the Summary Compensation Table.

[2]

As described in the “CD&A - Long-Term Incentive Compensation - PSUs” beginning on page 28 above, payouts for PSU awards can range from no payment (for performance that falls below the 25th percentile of the relative index) to 150% maximum payout (for performance at or above the 75th percentile of the relative index).

[3]

The base price of 2014 RSU awards is equal to the closing price of Assurant, Inc. Common Stock on the grant date. The grant date fair value of each RSU award was computed in accordance with FASB ASC Topic 718 using the closing price of our Common Stock on the grant date.

The base price of 2014 PSU awards and the grant date fair value of each PSU award were computed in accordance with FASB ASC Topic 718 based on achievement of target performance and estimated on the grant date using a Monte Carlo simulation model. Please see Footnote 18, Stock Based Compensation-Performance Share Units, of the Company’s 2014 Form 10-K for a discussion of the Monte Carlo simulation model and the assumptions used in this valuation.

[4]

Mr. Peninger retired from the Company on October 1, 2014. Based on the relevant provision of our Long-Term Equity Incentive plan, all equity awards granted in the year of retirement are forfeited. Therefore, Mr. Peninger will not realize any value in relation to the 2014 equity awards listed in the table above.

Executive Compensation

Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table

Annual Incentive Awards

Annual incentive awards are paid pursuant to the ESTIP approved by the Company’s stockholders in May 2008. After the end of each year, the Committee certifies the amount of the Company’s net income and the maximum award amounts that can be paid under the ESTIP. The Committee then has discretion to pay an incentive award that is less than the applicable maximum. For 2014, the Committee exercised negative discretion to reduce certain participants’ awards by applying the performance goals described in the CD&A under the heading “—2014 Annual Incentive Compensation” beginning on page 24, above, and additional negative discretion, with regard to the reduction of the annual incentive multipliers as described on page 27, above. The threshold, target and maximum payout amounts disclosed in the Grants of Plan-Based Awards Table reflect the application of the performance goals and additional negative discretion.

Long-Term Equity Incentive Awards

Our equity-based awards have been granted under two long-term incentive compensation plans: the ALTEIP and the Assurant, Inc. 2004 Long-Term Incentive Plan (the “ALTIP”). The ALTEIP was approved by the Company’s stockholders in May 2008. Since then, equity grants to our NEOs have been awarded pursuant to the ALTEIP.

Generally, RSUs vest in three equal annual installments on each of the first three anniversaries of the grant date, subject to full or partial acceleration in connection with certain qualifying events. The RSUs granted to Mr. Mergelmeyer in November 2012, to Messrs. Pagano, Colberg and Mergelmeyer in November 2013, to Messrs. Pagano and Mergelmeyer in May 2014 and to Mr. Lemasters in August 2014 vest over a five-year period, vesting in four 10% increments on each of the first four anniversaries of the grant date, with the remaining 60% increment vesting on the fifth anniversary of the grant date, subject to Messrs. Pagano’s, Colberg’s, Mergelmeyer’s, and Lemasters’ continued employment, respectively, through the applicable vesting dates. Dividend equivalents on RSUs are paid in cash during the vesting period. Participants do not have voting rights with respect to RSUs. PSUs vest on the third anniversary of the grant date, subject to a participant’s continuous employment through the vesting date and the level of performance achieved. Dividend equivalents on PSUs are accrued and paid in cash at the end of the performance period in accordance with the level of performance achieved. Participants do not have voting rights with respect to PSUs.

For a discussion of the role of long-term equity incentive compensation in our overall NEO compensation program, as well as an explanation of the ratio of long-term equity incentive compensation to total compensation, please see the sections entitled “CD&A —Mix of Target Total Direct Compensation Elements” and “ —Long-Term Equity Incentive Compensation” on pages 23 and 28, above, respectively.

Executive Compensation

Outstanding Equity Awards at Fiscal Year End

The table below provides information concerning unexercised options and stock that has not vested for each NEO outstanding as of December 31, 2014.

Outstanding Equity Awards Table for Fiscal Year 2014

Option Awards[1]						Stock Awards[1]
Name	Number of Securities Underlying Unexercised Options (#) Exercisable [2]	Number of Securities Underlying Unexercised Options (#) Unexer- cisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price [2] ($)	Option Expiration Date [2]	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested [3] ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested [3] ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)		(j)
Robert B. Pollock						17,305	[8]	1,184,181
									25,958	[5]	1,776,272
									56,978	[6]	3,898,970
									55,134	[7]	3,772,820
Christopher J. Pagano						6,000	[11]	410,580
						4,156	[9]	284,395
						8,219	[4]	562,426
						3,150	[10]	215,555
						4,889	[8]	334,554	18,701	[6]	1,279,675
						3,000	[12]	205,290	18,492	[7]	1,265,408
									7,333	[5]	501,797
Michael J. Peninger						-	[14]	-
									-	[14]	-
									24,815	[6]	1,698,056
									24,582	[7]	1,682,146
Alan B. Colberg						4,156	[9]	284,395
						8,219	[4]	562,426
						3,150	[10]	215,555
						4,889	[8]	334,554	18,701	[6]	1,279,675
									18,492	[7]	1,265,408
									7,333	[5]	501,797
Gene E. Mergelmeyer						4,889	[8]	334,554
						3,000	[12]	205,290
									18,701	[6]	1,279,675
									18,492	[7]	1,265,408
									7,333	[5]	501,797
S. Craig Lemasters	-	-	-	-	-	4,156	[9]	284,395
						8,219	[4]	526,426
						4,889	[8]	334,554
						8,000	[13]	547,440	18,701	[6]	1,279,675
									18,492	[7]	1,265,408
									7,333	[5]	501,797

Executive Compensation

[1]	These columns represent awards under the ALTEIP. Awards are PSUs or RSUs.

[2]

Prior to the adoption of the ALTEIP in May 2008, our NEOs were awarded stock appreciation rights (“SARs”) and shares of restricted stock under the ALTIP. All SARs and restricted stock awards granted to the NEOs under the ALTIP have vested.

[3]	Value was determined using the December 31, 2014 closing price of our Common Stock of $68.43.

[4]	This RSU award was granted on March 14, 2013 and vests in three equal annual installments on each of the first three anniversaries of the grant date.
[5]

This PSU award was granted on March 13, 2014 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. In accordance with Instruction 3 to Regulation S-K Item (402)(f)(2), the values for this award in columns (i) and (j) are reported at threshold levels, as the Company’s ranked average performance for 2014 relative to the applicable index was not determinable as of the date of filing of this proxy statement. The ultimate payout under this PSU award is based on a final determination of performance during the full 2014-2016 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.

[6]

This PSU award was granted on March 8, 2012 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. In accordance with Instruction 3 to Regulation S-K Item 402(f)(2), the values for this award in columns (i) and (j) are reported at maximum levels, as the Company’s ranked average performance for 2012 and 2013 relative to the applicable index exceeded the applicable performance targets. The Company’s ranked average performance for 2014 relative to the applicable index was not determinable as of the date of filing of this proxy statement. The ultimate payout under this PSU award is based on a final determination of performance during the full 2012-2014 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.

[7]

This PSU award was granted on March 14, 2013 and vests on the third anniversary of the grant date, subject to the level of achievement with respect to the applicable performance targets. In accordance with Instruction 3 to Regulation S-K Item (402)(f)(2), the values for this award in columns (i) and (j) are reported at maximum levels, as the Company’s ranked average performance for 2013 relative to the applicable index exceeded the applicable performance targets. The Company’s ranked average performance for 2014 relative to the applicable index was not determinable as of the date of filing of this proxy statement. The ultimate payout under this PSU award is based on a final determination of performance during the full 2013-2015 performance period, which is not yet determinable and which may differ from the performance level required to be disclosed in this table.

[8]	This RSU award was granted on March 13, 2014 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

[9]	This RSU award was granted on March 8, 2012 and vests in three equal annual installments on each of the first three anniversaries of the grant date.

[10]

This RSU award was granted on November 14, 2013 and vests in four 10% installments on each of the first four anniversaries of the grant date. The remaining 60% installment vests on the fifth anniversary of the grant date.

[11]

This RSU award was granted on December 9, 2010 and vests in four 10% installments on each of the first four anniversaries of the grant date. The remaining 60% installment vests on the fifth anniversary of the grant date.

[12]

This RSU award was granted on May 8, 2014 and vests in four 10% installments on each of the first four anniversaries of the grant date. The remaining 60% installment vests on the fifth anniversary of the grant date.

[13]

This RSU award was granted on August 20, 2014 and vests in four 10% installments on each of the first four anniversaries of the grant date. The remaining 60% installment vests on the fifth anniversary of the grant date.

[14]

Mr. Peninger retired from the Company on October 1, 2014. Based on the provision of our Long-Term Equity Incentive Plan, all equity awards granted to Mr. Peninger in 2014 were forfeited as of October 1, 2014.

Executive Compensation

Option Exercises and Stock Vested in Last Fiscal Year

The following table provides information regarding all of the SARs that were exercised by the NEOs during 2014, and all RSUs, PSUs and shares of restricted stock held by the NEOs that vested during 2014 on an aggregated basis.

Option Exercises and Stock Vested Table for Fiscal Year 2014

Option Awards			Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) [1]	Number of Shares Acquired on Vesting (#)		Value Realized on Vesting ($) [1]
(a)	(b)	(c)	(d)		(e)
Robert B. Pollock	-	-	24,504	[2]	1,626,330
			12,252		800,913
			46,745	[3]	3,139,862
Christopher J. Pagano	-	-	3,974		273,014
			4,156		282,359
			4,109		268,605
			14,543	[3]	976,853
			1,000		68,400
			350		23,657
Michael J. Peninger	-	-	10,926	[4]	688,666
			5,462		357,051
			19,178	[3]	1,288,186
Alan B. Colberg	-	-	3,974		273,014
			4,156		282,359
			4,109		268,605
			14,543	[3]	976,853
			350		23,657
Gene E. Mergelmeyer	-	-	9,000	[2]	597,330
			8,219	[2]	545,495
			14,543	[3]	976,853
			4,109		268,605
			1,000		67,590
S. Craig Lemasters	13,433	891,548	3,974		273,014
			4,156		282,359
			14,543	[3]	976,853
			4,109		268,605
[1]

The value realized on exercise and/or vesting was determined using the closing price of Assurant, Inc. Common Stock on the exercise or vesting date (or prior trading day if the exercise or vesting date fell on a weekend or holiday).

[2]

These amounts represent the value of outstanding RSU awards granted to Messrs. Pollock and Mergelmeyer in 2013 that, in accordance with the terms of the applicable award agreements, became fully vested in 2014 because these executives are eligible for retirement. Payouts in respect of these awards will continue in accordance with the applicable vesting schedule, subject to full payout in the event of an actual retirement from employment (in compliance with IRC Section 409A). Accordingly, the amount of compensation actually realized upon a payout will be based on the then-fair market value of the Company’s Common Stock and may differ from the amount set forth above.

[3]

These amounts represent the value of PSU awards granted in 2011 that, in accordance with the terms of the applicable award agreements, became fully vested in 2014. The performance ranking for these awards exceeded the median performance of the peer group which resulted in a final payout amount of 122% of

Executive Compensation

target shares awarded. Accordingly, the amount of compensation actually realized upon a payout is based on the-fair market value of the Company’s Common Stock on the date the Assurant Compensation Committee approved the performance ranking, which was April 24, 2014.

[4]

This amount represents the value of outstanding RSU awards granted to Mr. Peninger in 2013 that, in accordance with the terms of the applicable award agreement, became fully vested in 2014 (the year following the year of grant) because Mr. Peninger is eligible for retirement. Mr. Peninger retired from the Company on October 1, 2014. In compliance with IRC Section 409A, payouts in respect of this and any other outstanding RSU awards held by key employees of the Company are subject to a 6 month holding period. Accordingly, the amount of compensation actually realized upon a payout will be based on the then fair market value of the Company’s Common Stock and may differ from the amount set forth above.

Pension Benefits

The Company maintains three defined benefit pension plans. Two are nonqualified executive defined benefit pension plans: the SERP and the Executive Pension Plan. In addition, the Company maintains the Pension Plan, a broad-based, tax qualified, defined benefit pension plan.

The table below provides information for each defined benefit plan that provides for pension payments to the NEOs.

Pension Benefits Table for Fiscal Year 2014

Name	Plan Name	Number of Years of Credited Service[1] (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
Robert B. Pollock[2]	Pension Plan	32.5	1,138,882
	Executive Pension Plan	32.5	706,293
	SERP	20	20,848,752
Christopher J. Pagano	Pension Plan	18	195,780
	Executive Pension Plan	18	720,611
`	SERP	18.83	5,373,260
Michael J. Peninger[2]	Pension Plan	28	957,580
	Executive Pension Plan	28	313,061	241,204
	SERP	20	4,412,885	4,229,945
Alan B. Colberg	Pension Plan	3	22,950
	Executive Pension Plan	3	92,709
	SERP	3.75	533,497
Gene E. Mergelmeyer[2]	Pension Plan	17	498,397
	Executive Pension Plan	17	318,110
	SERP	17.33	5,799,267
S. Craig Lemasters	Pension Plan	25.5	350,145
	Executive Pension Plan	25.5	1,151,559
	SERP	14.41	3,024,035
[1]	None of the NEOs have more years of credited service under any of the plans than actual years of service with the Company.
[2]	As of December 31, 2014, Mr. Pollock and Mr. Mergelmeyer met the requirements for retirement eligibility (age 55 with 10 years service). Mr. Peninger retired on October 1, 2014.

Narrative to the Pension Benefits Table

The following is a description of the plans and information reported in the Pension Benefits Table.

Executive Compensation

The Pension Plan

Eligible employees employed by the Company prior to January 1, 2014, may generally participate in the Pension Plan on January 1 or July 1 after completing one year of service with the Company. Employees hired by the Company on or after January 1, 2014 are not eligible to participate in the Pension Plan. Credited service for determining a participant’s benefit accrues after an employee begins participating in the plan and has no limit. Eligible compensation under this plan is subject to the applicable limit under IRC Section 401(a)(17) ($260,000 for 2014). Each active plan participant on December 31, 2000 was given the choice to continue having his or her benefits calculated under the applicable prior plan formula or to have his or her benefits determined under the current pension formula. Benefits for employees joining (or rejoining) the plan after December 31, 2000 are determined under the current pension formula. Messrs. Pollock, Peninger and Mergelmeyer are covered under the prior plan formula. Messrs. Colberg, Pagano and Lemasters are covered under the current plan formula.

Under the current plan formula, the lump sum value of the benefit is based on the participant’s accumulated annual accrual credits multiplied by their final average earnings, but is not less than the present value of accrued benefits under the prior plan formula. Final average earnings (for both the current and prior plan formula) is defined as the highest average annual compensation for five consecutive complete calendar years of employment during the ten consecutive complete calendar years immediately prior to the participant’s termination of employment. As set forth below, annual accrual credits are measured in percentages and increase as participants reach certain credited service milestones.

Years of Service	Credit
Years 1 through 10	3%
Years 11 through 20	6%
Years 21 through 30	9%
Years 30 and over	12%

Under the current plan formula, the present value of accumulated benefits at December 31, 2014 is determined as the lump sum value of the benefit based on the participant’s accumulated annual accrual credits and final average earnings (which is limited by IRC Section 401(a)(17)) at December 31, 2014, but is not less than the present value of accrued benefits under the prior plan formula as of December 31, 2000.

The prior plan formula is calculated by taking (a) 0.9% multiplied by final average earnings up to Social Security covered compensation multiplied by years of credited service (up to 35 years) plus (b) 1.3% multiplied by final average earnings in excess of Social Security covered compensation multiplied by years of credited service (up to 35 years) plus (c) 1.3% multiplied by final average earnings multiplied by years of credited service in excess of 35. Under the prior plan formula, the present value of accumulated benefits at December 31, 2014 is determined based on the accrued plan benefit at that date and assumes the following: (1) the executives will retire from Assurant at age 65, (2) 35% of executives will receive their payments in the form of a life annuity and 65% of executives will receive their payments in the form of a 50% joint & survivor annuity, and (3) the present value of annuity benefits is based on an interest rate assumption of 4.09% and the MILES - Banking, Finance and Insurance mortality table with MMP-2007 improvements (which the Company adopted in January 2015).

The normal retirement age for the Assurant Pension Plan is 65. Benefits are actuarially reduced for any payment prior to age 65. A participant covered under the prior plan formula generally can commence his or her benefit at age 55, provided that he or she has accrued ten years of credited service, or elect to commence benefits at age 65. Participants covered under the current plan formula may immediately commence their benefit at termination of employment or they may elect to defer the commencement up

Executive Compensation

to age 65. A participant becomes 100% vested in the benefits under the current plan formula after three years of vesting service. If the participant elected to participate in the prior plan formula, the benefits will become vested after five years of vesting service. All of the NEOs are 100% vested. If the participant is married, the normal form of payment is a 50% joint and survivor annuity. If the participant is not married, the normal form of payment is a life annuity.

The Executive Pension Plan

Eligible employees employed by the Company prior to January 1, 2014, may generally begin participating in the Executive Pension Plan on January 1 or July 1 after completing one year of service with the Company and when their eligible compensation exceeds the IRC Section 401(a)(17) compensation limit ($260,000 for 2014). Employees hired by the Company on or after January 1, 2014 are not eligible to participate in the Executive Pension Plan. For participants who are covered under the prior plan formula, eligible compensation was capped for 2014 at $410,000 and this cap is adjusted annually for inflation. Eligible compensation for participants covered under the current plan formula is not capped. With respect to the plan formula to determine benefits, the elections made under the Assurant Pension Plan on December 31, 2000 also apply to the Executive Pension Plan. Messrs. Pollock, Peninger and Mergelmeyer are covered under the prior plan formula. Messrs. Colberg, Pagano and Lemasters are covered under the current plan.

A participant’s benefit under the Executive Pension Plan is equal to the benefit he or she would have received under the Pension Plan at normal retirement age (65), recognizing all eligible compensation (not subject to the IRC limit) reduced by the benefit payable under the Pension Plan. The benefits under the Executive Pension Plan are payable only in a lump sum following termination of employment. Payments will be made following termination of employment and are subject to the restrictions under Section 409A. Service covered under each of these formulas begins with participation in the Executive Pension Plan and has no limit. A participant becomes vested in the benefits under the Executive Pension Plan after three years of service if the participant has elected to participate in the current plan formula, and after five years of service if the participant has elected to participate in the prior plan formula. All the named executive officers are 100% vested in their Executive Pension Plan benefit.

The methodology for determining the present value of the accumulated benefits under the Executive Pension Plan uses the same assumptions and methodologies as the Assurant Pension Plan described above, except that benefits calculated under the prior plan formula are paid as a lump sum rather than an annuity. For current plan formula participants, the present value of accumulated benefits at December 31, 2014 is determined as the lump sum value of the benefit based on the participant’s accumulated annual accrual credits and unlimited final average earnings as of December 31, 2014 offset by the Assurant Pension Plan benefits. For prior plan benefits, the present value of accumulated benefits at December 31, 2014 is based on the benefit produced under the prior plan formula converted to a lump sum payment5 at the plan’s normal retirement age of 65.

The SERP

Prior to January 1, 2014, an executive was nominated by the Company and approved by the Committee for participation in the SERP. Effective January 1, 2014, the Committee closed the SERP to any new participants. Under the SERP, when a participant terminates employment, he or she is entitled to a benefit equal to a “Target Benefit” that is offset by the participant’s benefit payable from the Pension Plan, the Executive Pension Plan and the participant’s estimated Social Security benefit. The Target Benefit is equal to 50% of the participant’s eligible compensation multiplied by a fraction, not to exceed 1.0, whose numerator is equal to the number of months of credited service at termination, and whose

5 The lump sum conversion basis at retirement consists of the greater of an interest rate of 5.00% and the 1994 Group Annuity Mortality Table and segmented high-quality corporate bond rates using the mortality required by IRC Section 417(e), as updated by the Pension Protection Act of 2006 (the “PPA”). Accordingly, the lump sum values shown are based on an interest rate of 1.48% for years 0-5, 3.77% for years 5-20 and 4.79% for years 20+. The present value of the lump sum payment is determined using a pre-retirement interest rate of 3.77%.

Executive Compensation

denominator is equal to 240. After 20 years of credited service and turning age 60, 62 or 65, as applicable, a participant will earn a full 50% benefit under the SERP payable as a life annuity. Generally, credited service is based on the participant’s years of service with the Company. If a participant was formerly employed by an acquired company, then service with that company may be recognized under the SERP at the discretion of the Committee. In 2006, based on a study of the market practice, the Committee approved a change to the normal retirement age from age 60 to age 62. This change is effective only for participants who joined the SERP during the period January 1, 2007-December 31, 2009. Because Messrs. Pagano, Mergelmeyer and Lemasters were approved for participation in the SERP between January 1, 2007 and December 31, 2009, the change in normal retirement age applies to them. For participants who join the SERP on or after January 1, 2010, the normal retirement age is 65. Because Mr. Colberg was approved for participation in the SERP after January 1, 2010, this change applies to him. A participant commences vesting in the SERP on the second anniversary of participation and continues to vest at the rate of 3% for each month of employment thereafter with the Company.

For benefits earned and vested as of December 31, 2004, a participant may commence his or her vested SERP benefit at any time following termination and the default form of payment under the SERP is a single lump sum payment that is the actuarial equivalent of the SERP benefit payable as a life annuity (but a participant may elect a different form of benefit). For benefits earned or vested after December 31, 2004, the only form of payment available under the SERP is a single lump payment that is the actuarial equivalent of the SERP benefit payable as a life annuity.

As of December 31, 2014, Messrs. Pollock, Pagano, Peninger, Mergelmeyer and Lemasters are 100% vested in their SERP benefit and Mr. Colberg is 54% vested in his SERP benefit. Messrs. Pollock and Peninger have 20 years of credited service and therefore will only continue to accrue benefits under the SERP due to increases in eligible compensation (as defined in the SERP). Of the NEOs, only Mr. Pollock had attained normal retirement age as of December 31, 2014; therefore, if any of the NEOs other than Mr. Pollock had terminated employment on or prior to that date, their SERP benefit would have been actuarially reduced to reflect their respective ages.

The present value of the accumulated benefits at December 31, 2014 was determined based on the December 31, 2014 accrued benefit using the base salary, target ESTIP award and credited service at December 31, 2014. The present value of the accumulated benefits at December 31, 2014 is determined assuming the following: (1) the executives will retire from Assurant at the plan’s normal retirement age; (2) the executives will receive their benefits in accordance with their current form of payment elections; (3) for Mr. Pollock’s grandfathered benefit earned and vested as of December 31, 2004, the present value of the annuity benefits is determined using an interest rate of 3.77% and the MILES - Banking, Finance and Insurance mortality table with MMP-2007 improvements; and (4) the present value of single lump sum benefits is determined using an interest rate of 3.77% to the retirement date and a lump sum conversion factor6 at retirement.

Number of Years of Credited Service

The number of years of credited service varies between plans for the following reasons. Eligibility for the Pension Plan and Executive Pension Plan is based on a one-year waiting period from date of hire and results in the same amount of credited service under both plans. Eligibility under the SERP generally recognizes all service with the Company; however, if a participant was formerly employed by an acquired company, then service with that company may or may not be recognized under the SERP at the discretion of the Committee. Messrs. Pollock and Mergelmeyer have prior service that was not recognized. For purposes of determining the amount of benefits payable under the SERP, credited service is capped at 20 years.

6 The lump sum values shown are based on December 2014 monthly bond segment rates of 1.48% for years 0-5, 3.77% for years 5-20 and 4.79% for years 20+. The mortality is based on the IRC Section 417(e) mortality prescribed by the PPA.

Executive Compensation

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The table below sets forth, for each NEO, information with respect to each defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified. The Company currently maintains the ADC Plan, which provides for the deferral of compensation on a basis that is not tax-qualified. The AIP and the ASIC Plan were frozen in December 2004. The Executive 401(k) Plan is a nonqualified defined contribution plan.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table

for Fiscal Year 2014

Name	Plan	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY [1,2] ($)	Aggregate Earnings in Last FY [1] ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at last FYE [1] ($)
(a)		(b)	(c)	(d)	(e)	(f)
Robert B. Pollock	ADC Plan	496,000	-[3]	38,922	-	2,609,192
	AIP	-[4]	-[4]	-	-	-
	Executive 401(k) Plan	-[4]	193,200	51,934	-	3,088,617
	TOTAL	496,000	193,200	90,856	-	5,697,809
Christopher J. Pagano	ADC Plan	-	-[3]	-	-	-
	AIP	-[4]	-[4]	-	-	-
	Executive 401(k) Plan	-[4]	70,860	113,742	-	1,219,218
	TOTAL	-	70,860	113,742	-	1,219,218
Michael J. Peninger	ADC Plan	-	-[3]	-	-	-
	AIP	-[4]	-[4]	-	-	-
	Executive 401(k) Plan	-[4]	97,939	80	155,194	706,297
	TOTAL	-	97,939	80	155,194	706,297
Alan B. Colberg	ADC Plan	-	-[3]	-	-	-
	AIP	-[4]	-[4]	-	-	-
	Executive 401(k) Plan	-[4]	71,010	12,571	-	216,330
	TOTAL	-	71,010	12,571	-	216,330
Gene E. Mergelmeyer	ADC Plan	517,750	-[3]	52,577	-	1,007,872
	ASIC	-[4]	-[4]	33,469	-	732,693
	Executive 401(k) Plan	-[4]	82,431	1,451	-	698,860
	TOTAL	517,750	82,431	87,497	-	2,439,425
S. Craig Lemasters	ADC Plan	-	-[3]	12,855	314,254	49,202
	AIP	-[4]	-[4]	-	-	-
	Executive 401(k) Plan	-[4]	51,000	59	-	609,386
	TOTAL	-	51,000	12,914	314,254	658,588
[1]

The amounts in column (c) were reported as 2014 compensation in the “All Other Compensation” column of the Summary Compensation Table as follows: for Mr. Pollock, $193,200; for Mr. Pagano, $70,860; for Mr. Peninger, $97,939; for Mr. Colberg, $71,010; for Mr. Mergelmeyer, $82,431 and for Mr. Lemasters, $51,000 of Company contributions to the Executive 401(k) Plan.

Executive Compensation

The NEOs’ Aggregate Earnings in the last fiscal year reported in column (d) with respect to the ADC Plan, ASIC Plan and AIP, as applicable, represent the notional capital gains or losses on investments in publicly available mutual funds, and notional interest and dividends held in the plans, during 2014. The Company does not provide any preferential or above market earnings or contributions. These earnings are not reported in any column of the Summary Compensation Table. With respect to the Executive 401(k) Plan, the aggregate earnings represent the notional capital gains or losses, interest and dividends on the aggregate balance, during 2014. Similarly, the Company does not provide any above market or preferential earnings and these earnings are not reported in the Summary Compensation Table.

The amounts in column (f) are as follows:

For the Executive 401(k) Plan, the following amounts that make up the totals in column (f) were reported as compensation in the “All Other Compensation” column of the Summary Compensation Table for the 2012, 2013 and 2014 fiscal years, as applicable: for Mr. Pollock, $162,372 for 2012; $168,252 for 2013; and $193,200 for 2014; for Mr. Pagano, $58,584 for 2013; and $70,860 for 2014; for Mr. Peninger, $75,864 for 2012; $79,524 for 2013; and $97,939 for 2014; for Mr. Colberg $58,584 for 2013; and $71,010 for 2014; for Mr. Mergelmeyer, $58,440 for 2012; $73,908 for 2013; and $82,431 for 2014 and for Mr. Lemasters $51,000 for 2014.

[2]

The Executive 401(k) Plan amounts reported in this column reflect the Company contribution to the Executive 401(k) Plan (6% of eligible compensation in excess of the limit under IRC Section 401(a)(17)).

[3]	The Company does not currently make any contributions to the ADC Plan.

[4]

Because the AIP and ASIC Plan have both been frozen since December 2004, no contributions could have been made during fiscal year 2014. The Executive 401(k) Plan does not provide for participant contributions.

Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table

The following is a description of the plans and information reported in the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table.

The ADC Plan

Participation in the ADC Plan is restricted to a select group of management or highly compensated employees of the Company and to our non-employee directors. Under the terms of the ADC Plan, deferral elections can be made once a year with respect to base salary, incentive payments or (with respect to any non-employee director) director fees to be earned in the following year. Amounts deferred under the ADC Plan are notionally invested in accordance with participant elections among various publicly available mutual funds and any notional earnings or losses are credited to a deemed investment account. The Company does not provide any above market earnings or preferential earnings to participants. Each deferral must remain in the plan for at least one full calendar year, until July 1 of the following year or until the earlier of termination, disability or death. Deferrals cannot be changed or revoked during the plan year, except as permitted by applicable law. Upon a voluntary or involuntary termination (including retirement) or disability, participants can withdraw their account balances from the ADC Plan in a lump sum or in annual installments over five, ten or fifteen years or other agreed upon installment schedule between the participant and the administrator. As a result of Section 409A, certain key employees (including the NEOs) are subject to a six-month waiting period for distributions following termination.

The AIP and the ASIC Plan

Prior to the establishment of the ADC Plan in 2005, NEOs other than Mr. Colberg and Mr. Mergelmeyer were eligible to participate in the AIP, and Mr. Mergelmeyer was eligible to participate in the ASIC Plan. The AIP and the ASIC Plan permitted key employees to exchange a portion of their compensation for options to purchase certain publicly available mutual funds. The Company did not provide any above market earnings or preferential earnings to the participants. The AIP and the ASIC Plan were both frozen in December 2004. Since then, participants have been able to withdraw amounts from the AIP and the ASIC Plan, as applicable, and have the ability to change their investment elections, but any subsequent deferrals of compensation have been made under the ADC Plan.

Executive Compensation

The Executive 401(k) Plan

Eligible employees may generally participate in this plan after completing one year of service with the Company and when their eligible compensation exceeds the compensation limit under the IRC. The Company made an annual contribution for each participant in this plan equal to 6% of eligible compensation in excess of the IRC limit ($260,000 for 2014). To be eligible for the contribution, the participant must be employed on the last regularly scheduled work day of the year unless the participant retires, becomes totally disabled or dies, or his or her employment is terminated in the fourth quarter of the year as a result of a reduction in force. The participants select among various publicly available mutual funds in which the contributions are deemed to be invested on a tax deferred basis. These notional contributions are credited with notional earnings and losses based on the performance of the mutual funds. The Company does not provide any above market earnings or preferential earnings to the participants. Please see footnote 4 to the Summary Compensation Table on page 40, above, for quantification of Company contributions to the Executive 401(k) Plan in 2014.

Benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of IRC Section 409A, including the six-month delay described above. A participant becomes vested in the benefits under the Executive 401(k) Plan after two years of service. All of the NEOs are currently 100% vested in their Executive 401(k) Plan benefit.

Potential Payments Upon Termination or Change of Control

The following section sets forth for each NEO, an estimate of potential payments the NEO would have received at, following, or in connection with termination of employment under the circumstances described below on December 31, 2014.

Potential Payments Upon Termination or Change of Control Table on December 31, 2014

Name	Payout if Terminates Voluntarily 12/31/14 Not Retirement[1]	Payout if Terminates Voluntarily 12/31/14 Retirement[1]	Payout if Terminated Involuntarily 12/31/14[2]	Payout if Terminated Upon Change of Control 12/31/14		Payout if Terminated Upon Death 12/31/14	Payout if Terminated Upon Disability 12/31/14
	(a)	(b)	(c)	(d)		(e)	(f)
Robert B. Pollock
STIP Award	-	-	-	875,000		-	-
Long-Term Equity Awards[3]	-	7,657,796	7,657,796	12,394,521		6,728,517	6,728,5177
Executive Pension Plan[4]	-	705,442	705,442	705,442		649,007	705,442
SERP[5]	-	20,683,947	20,683,947	20,683,947	[6]	18,946,965	20,683,947
Executive 401(k) Plan[7]	-	3,088,617	3,088,617	3,088,617		3,088,617	3,088,617
Welfare Benefit Lump Sum[8]	-	-	-	42,802		-	-
Severance	-	-	-	8,250,000		-	-
Outplacement[9]	-	-	-	8,000		-	-
TOTAL	-	32,135,802	32,135,802	46,048,329		29,413,106	31,206,253

Executive Compensation

Name	Payout if Terminates Voluntarily 12/31/14 Not Retirement[1]	Payout if Terminates Voluntarily 12/31/14 Retirement[1]	Payout if Terminated Involuntarily 12/31/14[2]	Payout if Terminated Upon Change of Control 12/31/14		Payout if Terminated Upon Death 12/31/14	Payout if Terminated Upon Disability 12/31/14
	(a)	(b)	(c)	(d)		(e)	(f)
Christopher J. Pagano
STIP Award	-	-	-	369,000		-	-
Long-Term Equity Awards[3]	-	-	2,497,353	4,713,116		2,497,353	2,497,353
Executive Pension Plan[4]	720,611	-	720,611	720,611		720,611	720,611
SERP[5]	4,434,093	-	4,434,093	5,560,531	[6]	4,434,093	4,434,093
Executive401(k) Plan[7]	1,219,218	-	1,219,218	1,219,218		1,219,218	1,219,218
Welfare Benefit Lump Sum[8]	-	-	-	37,916		-	-
Severance	-	-	-	4,059,000		-	-
Outplacement[9]	-	-	-	8,000		-	-
TOTAL	6,373,922		8,871,275	16,687,392		8,871,275	8,871,275
Michael J. Peninger[11]
STIP Award	-	-	-	-		-	-
Long-Term Equity Awards[3]	-	-	-	-		-	-
Executive Pension Plan[4]	-	-	-	-		-	-
SERP[5]	-	-	-	-		-	-
Executive 401(k) Plan[7]	-	-	-	-		-	-
Welfare Benefit Lump Sum[8]	-	-	-	-		-	-
Severance	-	-	-	-		-	-
Outplacement[9]	-	-	-	-		-	-
TOTAL	-	-	-	-		-	-
Alan B. Colberg
STIP Award	-	-	-	350,000		-	-
Long-Term Equity Awards[3]	-	-	2,196,261	4,097,246		2,196,261	2,196,261
Executive Pension Plan[4]	92,709	-	92,709	92,709		92,709	92,709
SERP[5]	264,405	-	264,405	1,284,346	[6]	489,640	489,640
Executive 401(k) Plan[7]	216,330	-	216,330	216,330		216,330	216,330
Welfare Benefit Lump Sum[8]	-	-	-	38,942		-	-
Severance	-	-	-	4,200,000		-	-
Outplacement[9]	-	-	-	8,000		-	-
TOTAL	573,444		2,769,705	10,287,573		2,994,940	2,994,940
Gene E. Mergelmeyer
STIP Award	-	-	-	369,000		-	-
Long-Term Equity Awards[3]	-	4,801,733	4,801,733	4,801,733	[10]	3,069,838	3,069,8388
Executive PensionPlan[4]	-	315,829	315,829	315,829		289,079	315,829
SERP[5]	-	5,176,287	5,176,287	7,208,674	[6]	5,176,287	5,176,287
Executive401(k)Plan[7]	-	698,860	698,860	698,860		698,860	698,860
WelfareBenefitLumpSum[8]	-	-	-	39,579		-	-
Severance	-	-	-	1,207,878		-	-
Outplacement[9]	-	-	-	8,000		-	-
TOTAL	-	10,992,709	10,992,709	14,649,553		9,234,064	9,260,814

Executive Compensation

Name	Payout if Terminates Voluntarily 12/31/14 Not Retirement[1]	Payout if Terminates Voluntarily 12/31/14 Retirement[1]	Payout if Terminated Involuntarily 12/31/14[2]	Payout if Terminated Upon Change of Control 12/31/14		Payout if Terminated Upon Death 12/31/14	Payout if Terminated Upon Disability 12/31/14
	(a)	(b)	(c)	(d)		(e)	(f)
S. Craig Lemasters
STIP Award	-	-	-	282,500		-	-
Long-Term Equity Awards[3]	-	-	2,200,777	2,200,777	[10]	2,200,777	2,200,777
Executive Pension Plan[4]	1,151,559	-	1,151,559	1,151,559		1,151,559	1,151,559
SERP[5]	2,618,499	-	2,618,499	3,977,699	[6]	2,618,499	2,618,499
Executive 401(k) Plan[7]	609,386	-	609,386	609,386		609,386	609,386
Welfare Benefit Lump Sum[8]	-	-	-	40,928		-	-
Severance	-	-	-	3,390,000		-	-
Outplacement[9]	-	-	-	8,000		-	-
TOTAL	4,379,444		6,580,221	11,660,850		6,580,221	6,580,221
[1]

As of December 31, 2014, Messrs. Pollock and Mergelmeyer met the requirements for retirement eligibility (age 55 with 10 years of service). Accordingly, a voluntary termination by either executive would be considered a retirement and column (a) “Payout if Terminated Voluntarily (Not Retirement)” would not apply. Because none of the other NEOs were retirement eligible as of December 31, 2014, the column entitled “Payout if Terminated Voluntarily (Retirement)” does not apply to them.

Mr. Peninger met the requirements for retirement eligibility (age 55 with 10 years of service) and retired from the Company on October 1, 2014. No other termination scenarios are applicable to him.

[2]

The values in this column reflect an involuntary termination for reasons other than for cause. In the event of an involuntary termination for cause, the same amounts would be payable except (1) the NEOs would not receive a SERP payment and (2) the NEOs would not receive a pro-rata vesting with respect to their ALTEIP grants.

[3]

These amounts assume accelerated vesting and/or exercise of all or a portion of unvested equity awards on December 31, 2014 based on the closing stock price of $68.43. These amounts also reflect accelerated vesting in the event of a change of control of the Company (with the exception of Messrs. Mergelmeyer and Lemasters) and pro-rata vesting in the event of death, disability or an involuntary termination for reasons other than cause. PSU amounts are computed based on the achievement of target level performance for each award.

For Messrs. Pollock and Mergelmeyer, values in columns (b) and (c) reflect accelerated vesting of unvested equity awards granted prior to 2014 as they meet the requirements for retirement eligibility.

For Messrs. Pollock, Pagano and Colberg values in column (d) assumes a hypothetical Corporate change of Control. For Messrs. Mergelmeyer and Lemasters, the value in column (d) assumes a hypothetical change of control of Assurant Specialty Property and Assurant Solutions, respectively, which is further described in a footnote 10 below.

[4]	Executive Pension Plan benefits are payable only as a lump sum payment and as soon as administratively feasible following termination (in compliance with IRC Section 409A).

[5]	SERP payments are all shown as the present value of the retirement benefit.

[6]

Upon a change of control (under the SERP), participants are granted three additional years of benefit service (capped at 20 years) and are considered three years older. The amounts in this column represent the present value of the SERP benefit under these conditions.

[7]	This amount includes the Company’s contribution to the Executive 401(k) Plan made in 2014.

[8]

This amount represents a one-time lump sum payment by the Company that equals the value of Company paid premiums for the medical, dental, life insurance and disability plans as of December 31, 2014 for 18 months based on the individual’s benefit election (in accordance with IRC Section 409A).

[9]	This amount represents the Company’s best estimate of the costs of outplacement services for an NEO.

Executive Compensation

[10]	The amounts in column (d) for Messrs. Mergelmeyer and Lemasters were determined based on a hypothetical change of control of Assurant Specialty Property and Assurant Solutions, respectively.

Equity awards granted to Mr. Mergelmeyer prior to 2014 under the ALTEIP plan would be accelerated as of December 31, 2014 since Mr. Mergelmeyer met the requirements for retirement eligibility; and equity awards granted in 2014 would be forfeited. For Mr. Lemasters, acceleration of awards under the ALTEIP would be prorated based on treatment as an involuntary termination.

Had a change of control of the Company occurred on December 31, 2014, the value of accelerated equity for Mr. Mergelmeyer would have been $6,345,172 and for Mr. Lemasters, $4,429,132, based on the closing stock price of $68.43 for our Common Stock on that date.

[11]

For Mr. Peninger the Long-Term Equity Award value at the time of separation, $3,111,917, reflects accelerated vesting of unvested equity awards granted prior to 2014 as he met the requirements for retirement eligibility. Mr. Peninger retired from the Company on October 1, 2014. In compliance with IRC Section 409A, payouts in respect of this and any other outstanding equity awards held by key employees of the Company are subject to a 6 months holding period. Accordingly, the amount of compensation actually realized upon a payout will be based on the then-fair market value of the Company’s Common Stock and may differ from the amount set forth above.

As of October 1, 2014 the value of Mr. Peninger’s Executive Pension, SERP and Executive 401K benefits was $549,488, $8,652,886 and $861,471 respectively.

[12]	Represents lump sum severance following 280G cutback pursuant to the terms of Mr. Mergelmeyer’s agreement.

Narrative to the Potential Payments Upon Termination or Change of Control Table

The following is a description of the information reported in the Potential Payments Upon Termination or Change of Control Table, including the material terms of the Change of Control Agreements and the methodology and material assumptions made in calculating the Executive Pension Plan and SERP benefits payable in the event of disability or death. The material terms of the Executive Pension Plan and the SERP are described in the section entitled “Narrative to the Pension Benefits Table” on page 46. The material terms of the ADC Plan and the Executive 401(k) Plan are described in the section entitled “Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table” on page 51. Additional information on the ALTEIP is provided in the CD&A and in the section entitled “Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table” on page 42.

Treatment of Annual Incentive Awards

Under the ESTIP, if a participant’s employment is terminated during a performance period due to disability or death, the Committee may grant the participant an award in any amount the Committee deems appropriate. If a participant’s employment is terminated during a performance period due to retirement, any award for that participant will be subject to the maximum limits under the ESTIP (participant’s allocated portion of 5% of the Company’s net income as defined under the ESTIP), based on the amount of the Company’s net income for the full performance period. If a participant’s employment terminates for any other reason, any award paid to that participant will be subject to the maximum limits described above, pro-rated to reflect the number of days in the performance period that the participant was employed. Upon a change of control of the Company, each participant will be paid an amount based on the level of achievement of the performance goals as determined by the Committee no later than the date of the change of control.

Accelerated and Pro-rated Vesting of Equity Awards

In the event of a change of control, RSUs vest in full. PSUs vest (a) at the target performance level, if a change of control occurs in the year in which the award is granted or (b) on the basis of the greater of actual performance through the time of the change of control or the target performance level, if a change of control occurs after the year in which the award is granted.

Executive Compensation

Upon a termination due to death or disability, RSUs and PSUs vest on a pro-rata basis (subject, in the case of PSUs, to the level of performance achieved). RSUs and PSUs are settled in full upon retirement (subject, in the case of PSUs, to the level of performance achieved), except for grants made in the year of retirement, which are forfeited. RSUs and PSUs vest on a pro-rata basis upon an involuntary termination without cause (subject, in the case of PSUs, to the level of performance achieved), and are forfeited upon a voluntary termination.

The SERP

As of December 31, 2014, Messrs. Pollock, Pagano, Peninger, Mergelmeyer and Lemasters are 100% vested in their SERP benefit and Mr. Colberg is 54% vested in his SERP benefit. Messrs. Pollock and Peninger have 20 years of credited service and therefore will only continue to accrue benefits under the SERP due to increases in eligible compensation (as defined in the SERP). Of the NEOs, only Mr. Pollock had attained normal retirement age under the SERP as of December 31, 2014; therefore, if any of the NEOs other than Mr. Pollock had their employment terminated as of such date, their SERP benefit would have been actuarially reduced to reflect their ages.

If there is a change of control with respect to the Company or operating segment, and within two years after the change of control a participant’s employment is terminated without cause or the participant terminates employment for good reason (as defined in the SERP), then (1) the participant will become 100% vested in his SERP benefit; (2) the participant will be credited with 36 additional months of service for purposes of computing his target benefit; (3) the actuarial reduction for commencement of the SERP benefit prior to normal retirement age will be calculated as though the participant was 36 months older than his actual age; and (4) the participant may receive his SERP benefit following a change of control at a time and in an optional form that is different than the time and optional form that he would receive under circumstances not related to a change of control. This election may not be changed within one year prior to the participant’s termination date. In the event of a termination of employment other than described above, the following applies: (i) a participant will automatically become 100% vested in his SERP benefit in the event of death or disability; and (ii) a participant will forfeit any remaining benefit in the event he is terminated for cause or commits a material breach of certain covenants regarding non-competition, confidentiality, non-solicitation of employees or non-solicitation of customers.

For grandfathered benefits (the benefit portion of the SERP that was earned and vested as of December 31, 2004), NEOs could elect any of the following forms of payment: a single life annuity, a 5, 10 or 15 year certain and continuous annuity, a 50%, 66 2/3% or 100% joint and survivor annuity, a term certain annuity or a lump sum. As of December 31, 2014, Mr. Pollock had elected the option that permits a participant to take his SERP benefit as soon as practicable following age 60 in the event of a termination of employment in the form of a 100% joint and survivor annuity. Mr. Peninger had elected the option that permits a participant to take his SERP benefit in the form of a single lump sum payment as soon as practicable following a termination of employment. In the event of death, Messrs. Pollock and Peninger have elected single lump sum payments. Messrs. Pagano, Colberg, Mergelmeyer and Lemasters do not have a grandfathered benefit earned and vested as of December 31, 2004. For all of the NEOs, as of January 1, 2008, for benefits earned and vested after December 31, 2004, the only form of payment available under the SERP is a single lump payment that is the actuarial equivalent of the SERP benefit payable as a life annuity.

The Executive 401(k) Plan

The benefits under the Executive 401(k) Plan are payable only in a lump sum following termination of employment. Payments made following termination of employment are subject to the restrictions of Section 409A.

Executive Compensation

Change of Control Agreements

The Company is a party to a COC Agreement with each NEO. The COC Agreements generally provide that if, during the two-year period following a change of control (as defined in the COC Agreements), the executive’s employment is terminated by the Company other than for cause or disability, or by the executive for good reason (each as defined in the COC Agreements), the executive would be entitled to receive, subject to the executive’s execution of a release of claims, within 60 days of the termination (or such later date that may be required by tax laws governing deferred compensation), a payment equal to 0.5 times the target annual ESTIP award for the year in which the date of termination occurs, an amount of cash severance equal to three times the sum of the executive’s annual base salary plus target ESTIP award, continued welfare benefits for the 18-month period following the date of termination, and outplacement benefits.

Effective as of February 1, 2010, each member of our Management Committee entered into an amendment that eliminated the excise tax gross-up provisions in his or her COC Agreement with the Company. Accordingly, our NEOs are entitled to receive either (i) the full benefits payable in connection with a change of control (whether under the COC Agreement or otherwise) or (ii) a reduced amount that falls below the applicable safe harbor provided under Section 280G of the IRC, whichever amount generates the greater after-tax value for the executive.

Termination in Anticipation of a Change of Control. If an executive’s employment with the Company is terminated by the Company without cause or by the executive for good reason prior to the date on which a change of control occurs, and if it is reasonably demonstrated by the executive that such termination of employment (i) was at the request of a third party that has taken steps reasonably calculated to effect a change of control or (ii) otherwise arose in connection with or in anticipation of a change of control, then the executive will be entitled to the severance and other benefits described above.

Funding of Severance Payment Obligations. Within five business days of the executive’s date of termination after a change of control, the Company must establish and fund a trust in an amount of cash equal to the amount of the severance payments to which the executive may become entitled under the COC Agreements.

Definition of “Change of Control”. For purposes of the agreements, for NEOs who serve in a corporate capacity (our CEO, CFO and Messrs. Peninger and Colberg) change of control is defined as:

•

a change in a majority of the Company’s Board (the “Incumbent Board”) excluding any persons approved by a vote of at least a majority of the Incumbent Board other than in connection with an actual or threatened proxy contest;

•

an acquisition by an individual, entity or a group of 30% or more of the Company’s Common Stock or voting securities (excluding an acquisition directly from the Company, by the Company, by an employee benefit plan of the Company or pursuant to a transaction described immediately below);

•

consummation of a merger, consolidation or similar transaction, or sale of all or substantially all of the Company’s assets other than a business combination in which all or substantially all of the stockholders of the Company receive 60% or more of the stock of the company resulting from the business combination, at least a majority of the board of directors of the resulting corporation were members of the Incumbent Board, and after which no person owns 30% or more of the stock of the resulting corporation, who did not own such stock immediately before the business combination; or

•	stockholder approval of a complete liquidation or dissolution of the Company.

Executive Compensation

For NEOs who serve as officers of an operating division of the Company only (Messrs. Mergelmeyer and Lemasters) change of control is defined as the sale or other disposition of the companies, assets or businesses comprising the division having (A) book value equal to at least 70% of the book value of the aggregate consolidated assets of the division immediately prior to such sale or disposition, or (B) market value equal to at least 70% of the market value of the aggregate consolidated assets of the division immediately prior to such sale or disposition; provided, that neither an initial public offering of some or all of the division nor a spin-off to the Company’s stockholders of some or all of the companies or business divisions comprising the division (or a transaction having a similar effect) shall constitute a change of control.

Non-Competition and Non-Solicitation. Under the COC Agreements, executives may not engage in activity competitive with the Company (including as an employee or officer of a competitor) or solicit customers of the Company during the period beginning on January 1, 2009 and expiring on the date of a change of control. If the executive’s employment is terminated before a change of control occurs, the length of the applicable non-competition period varies based on the type of termination. Specifically, if the executive’s employment is terminated by the Company for cause or by the executive without good reason, the non-competition period will expire six months after the date of termination. If the executive’s employment is terminated by the Company without cause or by the executive for good reason, the non-competition period will expire on the date of termination. Executives also may not employ or offer to employ officers or employees of the Company or any of its subsidiaries during the period beginning on January 1, 2009 and ending one year after the date of termination of the executive’s employment.

Amounts Previously Earned and Payable Regardless of Termination or Change of Control

The amounts reflected in the Potential Payments Upon Termination or Change of Control Table show payments that the NEOs could only receive in the event of termination or change of control. The amounts reflected below were earned in previous years and were already available to the NEOs through withdrawal or exercise regardless of termination or change of control. These amounts include deferred compensation balances held in the AIP, ASIC Plan and/or ADC Plan.

The following amounts would have been available on December 31, 2014 for withdrawal or exercise by the NEOs regardless of termination or change of control: for Mr. Pollock, $2,609,192 from the ADC Plan; for Mr. Mergelmeyer, $732,693 from the ASIC Plan, and $1,007,872 from the ADC Plan.

Director Compensation

DIRECTOR COMPENSATION

The following table sets forth the cash and other compensation earned by (or accrued to) the members of the Board of Directors of Assurant for all services in all capacities during the fiscal year ended December 31, 2014. Mr. Pollock is not eligible to participate in the Directors Compensation Plan and did not receive any compensation for his services as a director.

Director Compensation Table for Fiscal Year 2014

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)[1]	Option Awards ($)[2]	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)[3]	All Other Compensation ($)[4]	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)
Howard L. Carver	115,000	100,040	-	-	-	18,098	233,138
Juan N. Cento	100,000	100,040	-	-	-	11,098	211,138
Elyse Douglas	109,677	100,040	-	-	7,453	1,311	218,481
Lawrence V. Jackson	120,000[5]	100,040	-	-	23,985	6,098	250,123
David B. Kelso[6]	100,000	100,040	-	-	-	6,098	206,138
Charles J. Koch	105,323	100,040	-	-	-	6,098	211,461
Jean-Paul L. Montupet	100,000	100,040				16,302	216,342
Paul J. Reilly	100,000	100,040	-	-	-	11,327	211,367
Elaine D. Rosen	225,000	100,040	-	-	-	6,098	331,138
Robert W. Stein	125,000	100,040	-	-	-	1,513	226,553
[1]	The amounts reported in this column are consistent with the grant date fair value of each award computed in accordance with FASB ASC Topic 718.

The grant date fair value of the stock awards granted in 2014 equals the amount disclosed in column (c). The awards granted prior to 2013 will vest in three equal annual installments on the date immediately preceding the date of the relevant annual meetings of the Company’s stockholders, but in no event later than July 1, for each year the participant remains an active non-employee director with Assurant over a three-year award cycle. The awards granted in 2013 and thereafter will vest on the same schedule, but will remain deferred until director’s separation from the board service.

As of December 31, 2014, the directors held the following aggregate number of unvested RSUs: for Messrs. Carver, Cento, Jackson, Kelso, Koch, Reilly and Stein and Ms. Douglas and Ms. Rosen, 3,593 RSUs; for Mr. Montupet, 3,591 RSUs.

[2]	No option awards were granted in 2014.

[3]

The amounts set forth in column (f) reflect notional investment gains on the deferred directors fees that were credited to Mr. Jackson’s and Ms. Douglas’s ADC Plan accounts in 2014. For additional information regarding the ADC Plan, see the section entitled “Narrative to the Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans Table—The ADC Plan,” on page 51, above.

[4]	Amounts in this column include the dollar value of dividend equivalents paid in 2014 on unvested RSUs that were not factored into the grant date fair value reported in column (c).

Amounts in this column also include the following charitable contributions elected by a director or made by the Company or the Assurant Foundation during 2014 to eligible charitable organizations pursuant to the matching gift programs described below: for Ms. Rosen and Messrs. Jackson, Kelso, Koch and Montupet, $5,000 and for Mr. Carver, $2,000.

Amounts in this column also include the following cash awards to the Nominating and Corporate Governance Committee members in recognition of their considerable efforts in the CEO succession planning and selection process: $10,000 to members Messrs. Cento, Montupet and Reilly, and $15,000 to Chair Mr. Carver.

[5]	Mr. Jackson and Ms. Douglas elected to defer the 2014 director fees set forth in column (b) pursuant to the ADC Plan.

[6]	Mr. Kelso resigned from the Board of Directors on February 28, 2015.

Director Compensation

Narrative to the Director Compensation Table

The following is a brief description of our director compensation program and the information reported in the Director Compensation Table.

Fees Earned or Paid in Cash

The Assurant Amended and Restated Directors Compensation Plan (the “Directors Compensation Plan”) provides for an annual retainer for non-management directors of $100,000, payable in cash quarterly. Additional annual retainers were paid under the Directors Compensation Plan to the Chair of the Board and committee Chairs as follows: (i) Chair of the Board: $125,000; (ii) Audit Committee Chair: $25,000; (iii) Compensation Committee Chair: $20,000; (iv) Nominating and Corporate Governance Committee Chair: $15,000; and (v) Finance and Investment Committee Chair: $15,000.

The Directors Compensation Plan also provides for reimbursement of reasonable travel expenses in connection with attending meetings of our Board and its committees and other Company functions where the director’s attendance is requested by our Chief Executive Officer. A participant may elect to have any cash amounts payable under the Directors Compensation Plan deferred under the ADC Plan. The Company does not make any contributions to, or provide any preferential or above market earnings under, the ADC Plan.

Restricted Stock Unit Awards

With respect to 2014, in addition to cash compensation, the Directors Compensation Plan provides that each non-employee director will receive, on the date he or she first becomes a non-employee director, an initial award of RSUs having an aggregate fair market value on the grant date equal to $100,000. In no event will a director receive an initial award of RSUs if the next annual meeting of our stockholders is within four months of the date he or she becomes a director. On the day following each annual meeting of our stockholders, each non-employee director then in office will receive an annual award of RSUs having a fair market value on the grant date equal to $100,000.

Initial RSU grants vest in three equal annual installments on each of the first three anniversaries of the grant date, and annual RSU grants vest in three equal annual installments on the day immediately preceding the date of the annual meeting of stockholders in each of the three years following the grant date. All RSUs vest in full in the event of a change of control (as defined in the ALTEIP) or upon retirement after reaching age 55 and completing at least five consecutive years of service on the Board. Awards granted after December 31, 2012 will continue to vest one-third each year, over a three year period, but settlement of the shares will be deferred until separation from the Board. Quarterly dividend equivalents earned throughout the vesting period on awards granted after December 31, 2012 will accumulate and be paid in cash upon separation from the Board.

All Other Compensation

Directors are eligible to participate in the Assurant Employee Matching Gifts Program to support U.S.-based Section 501(c)(3) charities. In 2014, the Assurant Foundation matched up to $1,000 each in charitable contributions made by directors.

Separately, if a director contributes to the Assurant Political Action Committee, the Company makes an equivalent donation up to $5,000 to a U.S.-based Section 501(c)(3) charity of the director’s choice.

Equity Compensation Plan Information

EQUITY COMPENSATION PLAN INFORMATION

The following table shows aggregate information, as of December 31, 2014, with respect to compensation plans under which equity securities of Assurant are authorized for issuance.

Plan Category	(a) Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights[1]	(b) Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	(c) Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a))[3]
Equity Compensation Plans Approved by Security Holders	2,668,660	–	7,680,087
Equity Compensation Plans Not Approved by Security Holders	–	–	–

Total	2,668,660	–	7,680,087

[1]

This amount reflects securities to be issued under outstanding awards of RSUs and PSUs. For outstanding awards of PSUs, the amount reflects the number of securities that could be issued if the maximum level of performance is achieved. Assuming achievement of target level performance under outstanding PSUs, the amount in column (a) would be 2,105,116.

[2]

This amount is comprised of 2,969,474 securities available for issuance under the Assurant, Inc. Amended and Restated 2004 Employee Stock Purchase Plan and 4,710,613 securities available for issuance under the ALTEIP.

As of March 31, 2014 there were no outstanding SARs. The Company currently has no plans to issue any new SARs.

Transactions with Related Persons

TRANSACTIONS WITH RELATED PERSONS

Transactions with Related Persons

Employment of Spouse

Dawn Lamnin, the wife of Adam D. Lamnin, President and Chief Executive Officer of Assurant Health and President and Chief Executive Officer of Assurant Employee Benefits, currently serves as a Vice President in the Lending Solutions division of Assurant Specialty Property. She has been working for Assurant in various capacities since 1996 (prior to her marriage to Mr. Lamnin). During 2014, Ms. Lamnin received aggregate base salary, annual incentive plan payment and other bonus amounts of $284,755. Her compensation is commensurate with that of her peers.

Review, Approval or Ratification of Transactions with Related Persons

In March 2007, to provide written guidelines on the review, approval and monitoring of transactions involving related persons, the Nominating Committee adopted the Assurant, Inc. Related Person Transaction Policy. It applies to Company transactions with related persons in excess of the threshold for disclosure in the proxy statement under the relevant SEC rules. Generally, such disclosure is required for transactions involving amounts exceeding $120,000 in which a related person has a direct or indirect material interest. Related persons are the Company’s directors, executive officers, their immediate family members and beneficial owners of five percent or more of the Company’s outstanding Common Stock.

Policy:

•

Related person transactions must be approved by the Nominating Committee, which will approve the transaction only if it determines that the transaction is in, or is not inconsistent with, the best interests of the Company and its stockholders. In determining whether to approve or ratify a transaction, the Nominating Committee will take into account, among other factors it deems appropriate: (1) the benefits to the Company; (2) the extent of the related person’s interest in the transaction, including the related person’s position(s) or relationship(s) with, or ownership of, the entity that is a party to, or has an interest in, the transaction; (3) the impact on a director’s independence if the related person is a director, an immediate family member of a director or an entity in which the director is a partner, stockholder or executive officer; and (4) whether the transaction is on terms no less favorable to the Company than those generally available to unrelated third-parties under similar circumstances.

•

If a related person transaction will be ongoing, the Nominating Committee may establish guidelines for the Company’s management to follow in its dealings with the related person. Thereafter, the Nominating Committee, at least annually, will review and assess the relationship with the related person to determine whether it remains appropriate.

Procedures:

•	Related persons must notify the Company’s law department in advance of any potential related person transaction.

•

If the law department determines that the proposed transaction involves a related person and an amount in excess of $120,000, it will submit the proposed transaction to the Nominating Committee for consideration at its next meeting. If it is not practicable to wait until then, the Nominating Committee will call a special meeting to consider proposed transaction.

•

After considering the pertinent facts, the Nominating Committee will review and approve or disapprove the transaction. If advance approval is not feasible, then the transaction will be considered and, if appropriate, ratified at the Nominating Committee’s next meeting.

•	No director will participate in any discussion or approval of a transaction in which he or she is a related person.

Section 16(a) Beneficial Ownership Reporting Compliance

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Under Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), our directors, executive officers, and beneficial owners of more than ten percent of our Common Stock are required to report their initial ownership of and subsequent changes in ownership of our Common Stock and other equity securities to the SEC and the NYSE. They are also required to send copies of these reports to us. Solely on the basis of a review of forms filed pursuant to Section 16 of the Exchange Act, we believe that, in 2014, all such filing requirements were satisfied.

Corporate Governance

CORPORATE GOVERNANCE

The following section provides an overview of Assurant’s corporate governance practices. The Company’s commitment to strong corporate governance in order to support the long-term value of the corporation for the benefit of its stockholders is evidenced by the framework the Company currently has in place.

Highlights of Assurant Corporate Governance Framework
• Independent Board Chair	• Greater than 98% Director Attendance at Meetings
• Declassified Board	• Regular Outreach to Investors
• Appropriate Mix of Director Tenure Offering Experience and Knowledge of the Company and our Industry	• Hedging and Pledging of Company Securities by Officers and Directors Prohibited
• Independent Board (except for CEO) and Board Committees	• Code of Ethics Applicable to all Employees and Directors
• Annual Board Evaluation of CEO	• Clawback Policy
• Annual Board and Committee Self-Evaluations	• Director Resignation Policy
• Limitation on Public Company Board and Audit Committee Service	• All Board Committees Authorized to Retain Independent Advisors
• Majority Voting Standard for Election of Directors	• No Stockholder Rights Plan
• Regular Executive Sessions of Independent Directors	• Commitment Not to Make Corporate Political Expenditures*

*(The Political Expenditures Policy is located in the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.)

General

Composition of Board of Directors. The Board consists of 10 members: Ms. Rosen (Non-Executive Chair), Ms. Douglas and Messrs. Carver, Cento, Colberg, Jackson, Koch, Montupet, Reilly and Stein.

Board of Directors Committee Composition

	Audit	Compensation	Nominating and Corporate Governance	Finance and Investment
Elaine D. Rosen+		x
Howard L. Carver	x		▲
Juan N. Cento		x	x
Elyse Douglas	x			▲
Lawrence V. Jackson		▲		x
Charles J. Koch		x		x
Jean-Paul L. Montupet			x	x
Paul J. Reilly	x		x
Robert W. Stein	▲
+	Non-Executive Chair of the Board. ▲ Denotes Committee Chair.
*	Mr. Kelso, who resigned from the Board on February 28, 2015, served on the Audit and Finance and Investment Committees in 2014.

** Mr. Colberg does not serve on any Board committees.

Corporate Governance

Director Tenure. The Company does not set specific term limits on director service and believes that a mix of director tenures on the board can strengthen board effectiveness and dynamics. Longer tenured directors possess experience and organizational knowledge while newer directors can bring fresh insight and perspective. Our current Board reflects this perspective; of our ten directors, five have five or fewer years of service; four directors have between six and ten years of service and one director has over ten years of service.

Corporate Governance Guidelines. The Nominating Committee reviews our Corporate Governance Guidelines periodically to ensure they reflect current corporate governance standards. The Corporate Governance Guidelines and the charters of each of the Board’s committees may be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com, or by writing to our Corporate Secretary at Assurant, Inc., 28 Liberty Street, 41st Floor, New York, New York 10005.

Code of Ethics

The Assurant Code of Ethics is applicable to all of our employees, officers and directors, including the principal executive officer, the principal financial officer and the principal accounting officer. The Code of Ethics may be obtained by accessing the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com , or by writing to our Corporate Secretary at Assurant, Inc., 28 Liberty Street, 41st Floor, New York, New York 10005. We intend to post any amendments to or waivers from our Code of Ethics that apply to our executive officers or directors at this location on our website.

Director Independence

In compliance with the listing standards applicable to Assurant under the NYSE Listed Company Manual, the Company’s Board has adopted categorical standards to assist in evaluating the independence of the Company’s directors. They are available on the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

Applying the Director Independence Standards, the Nominating Committee and the Board have affirmatively determined that Ms. Rosen, Ms. Douglas and Messrs. Carver, Cento, Jackson, Koch, Montupet, Reilly and Stein are independent of the Company and its management. In addition, they determined that each member of the Audit Committee and the Compensation Committee is independent of the Company and its management under the applicable criteria. Mr. Kelso, who resigned from the Board in February 2015, was also determined to be independent prior to his departure.

In conducting its annual director independence determination, the Board considered transactions or relationships that the Company engaged or engages in with companies for which our independent directors serve as officers or directors, or with which these directors have certain other relationships, and determined that there were no such transactions that were material to either company involved or in which any such director had a direct or indirect financial interest. Specifically, the Board considered the following ordinary course business transactions and relationships:

•	The Company owns immaterial amounts of bonds in a company with which Mr. Cento is affiliated as an officer.

•	The Company also owns immaterial amounts of bonds in a company with which Mr. Montupet was affiliated as an officer.

•

Ms. Rosen and Messrs. Cento, Kelso, Koch, Montupet and Stein serve, or within the past three years, have served as officers, directors or affiliates of companies with which the Company engaged in ordinary course, arms-length business transactions that were de minimus to both companies and in which such directors had no direct or indirect financial interest.

Corporate Governance

•

Matching contributions have been made on behalf of Ms. Rosen and Messrs. Carver, Koch and Jackson to eligible charitable institutions with which these directors are affiliated. These matching gifts were made in accordance with the provisions and limitations of the matching gift policies described on page 60.

Our Corporate Governance Guidelines state that if the Chair of the Board is an independent director, then the Chair shall serve as the presiding director. As the independent Chair of the Board, Ms. Rosen is the presiding director and chairs the executive sessions of the Board.

Board Leadership Structure and Role in Risk Oversight

In line with corporate governance best practices and the interests of stockholders, our Board has been chaired by an independent director since Assurant became a publicly traded company in 2004. Additionally, each of the Board committees is chaired by an independent director.

The Company has made effective risk management a key ongoing corporate objective.

As a specialty insurance company, Assurant faces risks that could have a material adverse effect on its business, financial condition and results of operations. For detailed information on these risks, please see the section entitled “Risk Factors” in the 2014 Form 10-K. Because the risks faced by the Company span a wide variety of disciplines, both senior management and the Board are involved in oversight of the Company’s risk management policies and practices. As described below and consistent with their charters, the committees of the Board oversee risk management in specific areas. As appropriate, the committees of the Board regularly discuss risk-related issues with the entire Board.

The Company’s risk management activities are coordinated by the Enterprise Risk Management Committee (the “ERMC”), which includes managers from across the Company with knowledge of the Company’s business activities. The ERMC develops risk assessment and risk management policies, facilitates reporting and prioritizing in the assessment of risk, and coordinates with the Company’s Business Unit Risk Committees, Risk and Advisory Services department, and other corporate committees and departments charged with functions related to risk management. The ERMC reports regularly to the Chief Executive Officer and presents its work periodically both to the Board and to the Finance and Investment Committee (the “Finance Committee”). The ERMC also provides its meeting minutes to the full Board regularly for its review. Although the Finance Committee acts as the focus committee of the Board for enterprise risk management matters, the full Board maintains responsibility for and is actively involved in oversight of enterprise risk management.

As the focus committee for enterprise risk management, the Finance Committee reviews a number of enterprise risks, including with respect to the Company’s four operating segments and the Company’s investment, financing, capital management and catastrophe reinsurance activities. The Finance Committee regularly reviews risks, policies, strategies and outcomes in those areas with the CFO and Chief Investment Officer.

The Audit Committee focuses on risks relating to the Company’s financial reporting, legal compliance, ethics and fraud deterrence, and internal controls and procedures. The Audit Committee regularly reviews the Company’s financial statements and public disclosures, receives updates from corporate committees focused on the aforementioned risk areas and reviews the effectiveness of the Company’s internal control environment and compliance program. The Audit Committee also periodically reviews the Company’s guidelines and policies with respect to risk assessment and risk management. The Senior Vice President of Risk and Advisory Services, who oversees the Company’s internal audit function, reports directly to the Chair of the Audit Committee, as well as to the Executive Vice President, Chief Legal Officer and Secretary.

The Compensation Committee focuses on risks in areas such as executive retention and compensation plan design. With the assistance of Towers Watson, the Compensation Committee undertakes an annual risk

Corporate Governance

review of the Company’s variable pay plans, policies and practices for all employees, including the Company’s executive officers. In the course of its 2014 review, the Compensation Committee did not identify any risks that are reasonably likely to have a material adverse effect on the Company.

The Nominating Committee oversees the management of risk in areas such as management and Board succession.

The Company also recognizes the importance of managing risks related to corporate political expenditures and, in 2011, adopted a Policy Regarding Political Expenditures, which is available on our website at www.assurant.com. This Policy prohibits direct independent political expenditures by the Company.

Board and Committee Meetings and Attendance

Each Board member is expected to dedicate to the Company sufficient time, energy and attention to ensure the diligent performance of the director’s duties. Our Corporate Governance Guidelines provide that, except in exigent circumstances, each member of the Board is expected to attend Board and Committee meetings and our Annual Meeting of Stockholders. All directors attended at least 75% of the combined total meetings of the full Board and the committees on which he or she served in 2014, and the average attendance of all directors in 2014 was over 98%. All directors serving on the Board attended the 2014 Annual Meeting of Stockholders.

Our Board has a standing Audit Committee, a standing Compensation Committee, and a standing Nominating Committee. In 2014 the Board and these committees met as follows:

	Board*	Audit	Compensation	Nominating and Corporate Governance

Number of Meetings in 2014	7	16	9	7
*	(Directors met in executive session at six Board meetings, including separate sessions during each executive session consisting exclusively of independent directors.)

Nominating and Corporate Governance Committee

The Nominating Committee reviews and recommends to the Board, among other things, Board membership criteria, nominees for election as directors, membership of the committees of the Board and matters relating to the performance, diversity and independence of Board members. The Nominating Committee oversees and approves the management continuity and succession process, questions of director independence and conflicts of interest, and the Board’s corporate governance policies and procedures. The Nominating Committee also oversees the process for the annual Board and Board committee self-assessment. In 2014 the Nominating Committee engaged an outside consultant to assist the Nominating Committee in conducting the self-assessment process for each committee and the Board. Finally, each committee and the Board discussed the outcome of its own self-assessment during an executive session of a regularly scheduled meeting. The Charter of the Nominating Committee can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

Consideration of Stockholder Candidates and Selection Criteria

The Nominating Committee will consider candidates recommended by our stockholders for nomination for election to the Board at an annual meeting. A stockholder who wishes to recommend a candidate for nomination to the Board must submit such recommendation in writing to the Corporate Secretary of Assurant, c/o the Law Department, Assurant, Inc., 28 Liberty Street, 41st floor, New York, New York 10005. We did not receive any stockholder nominations of persons for election to the Board in connection with the 2015 Annual Meeting.

Corporate Governance

The Nominating Committee will consider prospective nominees for the Board, whether selected by the Nominating Committee or by the stockholders, applying the same criteria to all candidates. Once the Nominating Committee identifies a need to replace a current member of the Board, to fill vacancies or to expand the size of the Board, it follows a process to identify and evaluate candidates which includes (a) meetings to evaluate biographical information and background material and (b) interviews of selected candidates. Recommendations by the Nominating Committee of candidates for inclusion in the Board’s slate of director nominees are based upon the criteria set forth in the Company’s Corporate Governance Guidelines, including the candidate’s knowledge, experience and skills with respect to accounting and finance, business judgment, management, industry knowledge, leadership and strategy/vision, and the candidate’s ability to demonstrate certain personal characteristics, including integrity, accountability, informed judgment, financial literacy, mature confidence, interpersonal skills and high performance standards. Recommendations by the Nominating Committee are also based on other relevant factors that it may deem appropriate, including the current composition of the Board.

The Nominating Committee also has a Policy on the Selection of Candidates for the Board (the “Candidate Policy”). The Candidate Policy, as well as the Company’s Corporate Governance Guidelines, provides that, absent special circumstances, if the candidate is a sitting chief executive officer, he or she may not serve on more than a total of three public company boards (including the Company’s Board) and, if the candidate is not a sitting chief executive officer, he or she may not serve on more than a total of six public company boards (including the Company’s Board). The Candidate Policy also sets forth requirements with regard to public company board service, job experience and diversity. The Nominating Committee actively considers diversity in recruitment and nomination of the Company’s directors and makes recommendations to the Board regarding diversity among director candidates.

Audit Committee

The Audit Committee’s purpose is (1) to advise and assist the Board in its oversight of our quarterly and annual financial statements, our compliance with legal and regulatory requirements, our Independent Registered Public Accounting Firm’s qualifications and independence, and the performance and effectiveness of the Company’s internal controls over financial and management information and of the Independent Registered Public Accounting Firm; and (2) to review and advise the Board on other matters at their request. The Board has determined that all members of the Audit Committee are independent as that term is defined by the NYSE rules and in Rule 10A-3(b)(1) of the Exchange Act. The Charter of the Audit Committee can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

Audit Committee Financial Expert

The Board has determined that all members of the Audit Committee are independent as independence is defined in the applicable listing standards and financially literate as that qualification has been interpreted by the Board in its business judgment and that Messrs. Carver and Stein are “audit committee financial experts” for purposes of SEC Regulation S-K, Item 407(d)(5).

Compensation Committee

The Compensation Committee is composed entirely of “independent directors” under the NYSE Listed Company Manual who satisfy the requirements to be “non-employee directors” under Section 16 of the Exchange Act and “outside directors” under IRC Section 162(m).

The Compensation Committee establishes, reviews and monitors our compensation philosophy and practices in order to assist the Board in the fulfillment of its responsibilities relating to (1) the Company’s compensation programs and the compensation of the Company’s executives and (2) the production of an annual report on executive compensation for inclusion in our proxy statement. The Charter of the Compensation Committee can be found under the “Corporate Governance” subsection of the “Investor Relations” section of our website at http://ir.assurant.com.

Corporate Governance

Role of Independent Compensation Consultant

In 2007, the Compensation Committee engaged Towers Watson as its independent compensation consultant to provide analysis and advice on such items as pay competitiveness, incentive plan design, performance measurement, design and use of equity compensation and other relevant market practices and trends with respect to executive and director compensation. For more information on the role of Towers Watson in compensation recommendations and decisions, please see the section entitled “CD&A – Input from Independent Compensation Consultant” on pages 33 above.

Additionally, in August 2014, the Compensation Committee engaged ClearBridge Compensation Group (“ClearBridge”) as a special independent compensation consultant to assist and advise the Committee on matters relating to compensation terms for candidates to succeed the President and Chief Executive Officer of the Company.

During 2014, the Compensation Committee conducted an independence review of both Towers Watson and ClearBridge, considering certain factors, including, among other things: (1) other services provided to us by the consultant; (2) fees paid by us as a percentage of the consulting firm’s total revenue; (3) policies or procedures maintained by the consulting firm that are designed to prevent a conflict of interest; (4) any business or personal relationships between the individual consultants involved in the engagement and a member of the Compensation Committee; (5) any company stock owned by the individual consultants involved in the engagement; and (6) any business or personal relationships between our executive officers and the consulting firm or the individual consultants involved in the engagement. As a result of this review, the Compensation Committee concluded that no conflict of interest exists with respect to the services provided by Towers Watson or ClearBridge.

Role of Management

In addition to receiving input from Towers Watson, the Compensation Committee also receives recommendations from the CEO on the compensation of each member of the Management Committee other than himself. For more information on the role of management in compensation recommendations and decisions, please see the section entitled “CD&A – Input from Management” on page 33 above.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee is now, or was during 2014 or any time prior thereto, an officer or employee of the Company. No member of the Compensation Committee had any relationship with the Company or any of its subsidiaries during 2014 pursuant to which disclosure would be required under applicable rules of the SEC pertaining to the disclosure of transactions with related persons. None of the executive officers of the Company currently serves or has served in the past on the board of directors or compensation committee of another company at any time during which an executive officer of such other company served on the Company’s Board or Compensation Committee.

Communicating with the Presiding Director and the Board of Directors

To contact the presiding director and the other non-management members of the Board, interested persons may write to: Elaine Rosen, Chair of the Board of Directors, c/o the Law Department, Assurant, Inc., 28 Liberty Street, 41st Floor, New York, New York 10005 or submit questions or concerns by email to boardchair@assurant.com .

Relevant communications are distributed to the Board, or to any individual director or directors, as appropriate, depending on the facts and circumstances outlined in the communication. Certain items that are unrelated to the duties and responsibilities of the Board will be excluded, such as:

•	business solicitations;
•	junk mail, mass mailings, and spam;

Corporate Governance

•	new product and new services suggestions;
•	resumes and other employment inquiries; and
•	surveys.

In addition, material that is unduly hostile, threatening or illegal will be excluded, with the provision that any communication that is filtered out shall be made available to any director upon request. If any such material also raises issues of potential legitimate concern to the Board (including matters of corporate governance, alleged fraud or irregularities, or alleged control deficiencies), they will be brought to the Board’s attention without the offensive material. In the case that there is any doubt as to whether material should be distributed to the addressee, such doubt shall be resolved in favor of distribution.

Compensation Committee Report

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Board of Directors (the “Compensation Committee”) of the Company has reviewed and discussed the Compensation Discussion and Analysis contained in this proxy statement with management. On the basis of such review and discussions, the Compensation Committee has recommended to the Board of Directors of the Company that the Compensation Discussion and Analysis be included in this proxy statement and the Company’s 2014 Annual Report on Form 10-K.

Compensation Committee7

Lawrence V. Jackson, Chair

Juan N. Cento

Elyse Douglas

Charles J. Koch

[7]

Although Ms. Douglas ceased to serve as a member of the Compensation Committee as of March 13, 2015, she was a member at the time the Compensation Committee adopted this report. Additionally, on March 13, 2015, Ms. Rosen was appointed to the Compensation Committee.

Audit Committee Matters

AUDIT COMMITTEE MATTERS

Audit Committee Report

The Audit Committee (the “Committee”) consists of four independent directors and operates under a written charter, adopted by the Board of Directors (the “Board”) and reviewed annually. Among other things, the Committee assists the Board in its oversight of the Company’s financial accounting and reporting processes; the activities, qualifications and performance of the Company’s Independent Registered Public Accounting Firm and internal auditors; and the effectiveness of the Company’s internal control environment.

In addition, the Committee assists the Board in oversight of the Company’s risk management policies. Additional information regarding the role of the full Board in risk oversight can be found in the “Corporate Governance” section of this proxy statement.

Management is responsible for the preparation, presentation and integrity of the Company’s financial statements; for maintaining appropriate accounting and financial reporting processes; for the establishment and effectiveness of the Company’s internal controls and procedures; and for the execution of the Company’s risk management function. In performing its oversight function, the Committee has reviewed and discussed with management the audited consolidated financial statements of Assurant for the fiscal year ended December 31, 2014 and management’s assessment, included in Management’s Annual Report on Internal Control Over Financial Reporting appearing under Item 9A of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014 (the “Form 10-K”), that the Company maintained effective internal control over financial reporting as of December 31, 2014. In connection with that review, management represented to the Committee that Assurant’s consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States and that the Company maintained effective internal control over financial reporting as of December 31, 2014. In consultation with management and with input from PwC, the Committee reviews the effectiveness of the internal audit function. In addition, the Committee has reviewed and discussed with management the Company’s policies with respect to risk management, including the guidelines and policies that govern the process by which risk management is undertaken.

PricewaterhouseCoopers LLP (“PwC”) serves as the Company’s Independent Registered Public Accounting Firm. Each year, the Committee, in consultation with management and the Company’s internal auditor, reviews PwC’s performance and considers whether to reappoint PwC, subject to stockholder ratification, to serve as the Company’s Independent Registered Public Accounting Firm. In that review, the Committee considers, among other things, the continued independence of PwC and whether PwC’s provision of non-audit services to the Company is compatible with maintaining its independence, the depth of the firm’s and audit team’s expertise and experience in the Company’s industry, and the quality and efficiency of the services provided by PwC. In addition, the Committee assesses the qualifications and performance of the lead audit partner and other principle team members. The Committee also regularly reviews and approves fees paid to PwC.

The Committee has reviewed and discussed with PwC the audited consolidated financial statements for the fiscal year ended December 31, 2014 and PwC’s opinion regarding the effectiveness of the Company’s internal control over financial reporting as of December 31, 2014. It also has discussed with PwC the matters required to be discussed by the Statement on Auditing Standards No. 16 (Communications with Audit Committees), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”). The Committee also has received written disclosures and a letter from PwC regarding its communications with the Committee concerning independence from Assurant, pursuant to applicable requirements of the PCAOB, has discussed with PwC the independence of the firm, and has considered all of the above-referenced communications as well as all audit, audit-related and non-audit services provided by PwC.

On the basis of the review and discussions referred to above, the Committee has recommended to the Board that the audited consolidated financial statements be included in the Form 10-K.

The Audit Committee8

Robert W. Stein, Chair

Howard L. Carver

Paul J. Reilly

[8]	On March 13, 2015, Ms. Douglas was appointed to the Audit Committee.

Fees of Principal Accountants

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of PricewaterhouseCoopers LLP, our Independent Registered Public Accounting Firm. The Audit Committee is required to approve all engagements with the Independent Registered Public Accounting Firm, including both audit services and non-audit services prior to such services being rendered. The Audit Committee has delegated to the Audit Committee Chair the ability to pre-approve non-audit service engagements with the Independent Registered Public Accounting Firm involving fees of up to $250,000 per engagement. Any non-audit services that are pre-approved by the Chair must then be reported and ratified at the next full Audit Committee meeting.

In approving any non-audit services, the Audit Committee, or its Chair when applicable, considers whether the proposed services are prohibited under current law or regulations. In order to approve the proposed non-audit services, the Audit Committee, or its Chair when applicable, also must be of the opinion that the proposed services, both individually and collectively with all other provided services, will not impair the independence of the Independent Registered Public Accounting Firm in connection with its audit opinion on the Company’s consolidated financial statements. The Audit Committee also receives assurances from the Independent Registered Public Accounting Firm that the proposed engagement is not a prohibited service under applicable laws and regulations and that the proposed service will not impair the auditors’ independence in connection with its audit opinion on the Company’s consolidated financial statements.

The following table sets forth the aggregate fees agreed upon with and/or billed to Assurant for the fiscal years ended December 31, 2014 and 2013 by PricewaterhouseCoopers LLP:

		Fiscal Year Ended December 31, 2014			Fiscal Year Ended December 31, 2013
Description of Fees		Amounts (in thousands)	Percentage of Services Approved by Audit Committee		Amounts (in thousands)	Percentage of Services Approved by Audit Committee
Audit Fees	$	12,563	100%	$	11,813	100%
Audit-Related Fees	$	698	100%	$	911	100%
Tax Fees	$	207	100%	$	225	100%
All Other Fees	$	1,040	100%	$	355	100%

For the years ended December 31, 2014 and 2013, the Company reimbursed incurred expenses and paid audit fees for professional services rendered for: audits of our consolidated financial statements, statutory and other entities; issuance of consents; and Sarbanes-Oxley Act Section 404 compliance. For the years ended December 31, 2014 and 2013, the Company paid audit-related fees for benefit plan audits, due diligence services and agreed upon procedures. For the year ended December 31, 2013, the Company paid fees for tax advice and tax assistance in connection with state and local tax credits. For the years ended December 31, 2014 and 2013, all other fees paid by the Company were primarily related to consulting services and software licenses.

Other Matters

INCORPORATION BY REFERENCE

The Compensation Committee Report and the Audit Committee Report (including the reference to the independence and financial expertise of the Audit Committee members), each contained in this proxy statement, are not deemed filed with the SEC and shall not be deemed incorporated by reference into any prior or future filings made by Assurant under the Exchange Act, except to the extent that we specifically incorporate such information by reference into any of these filings.

OTHER MATTERS

The Board knows of no matters to be brought before the Annual Meeting other than those listed in the attached Notice of Annual Meeting. If any other matter should properly come before the Annual Meeting, the persons named in the enclosed proxy will vote all proxies given to them in accordance with their best judgment on such matters.

ANNUAL REPORT AND FORM 10-K

The 2014 Annual Report to Stockholders, which includes the 2014 Form 10-K, accompanies this proxy statement.

Without charge, stockholders may obtain a copy of our 2014 Form 10-K containing the audited consolidated financial statements of Assurant for the fiscal year ended December 31, 2014, as filed with the SEC, without the accompanying exhibits, by writing to Investor Relations, Assurant, Inc., 28 Liberty Street, 41st Floor, New York, New York 10005. A list of exhibits is included in the accompanying 2014 Form 10-K, and exhibits are available from Assurant upon payment to Assurant of the cost of furnishing them. Without charge, copies of our 2014 Form 10-K and accompanying exhibits are also available from the “Investor Relations” section of our website at http://ir.assurant.com.

Stockholder Proposals

STOCKHOLDER PROPOSALS

To be considered for inclusion in our proxy materials pursuant to Rule 14a-8 under the Exchange Act for our 2016 annual meeting of stockholders, proposals of stockholders must be received by the Corporate Secretary of Assurant, 28 Liberty Street, 41st Fl., New York, New York 10005, no later than November 25, 2015.

Stockholders intending to present business at our 2016 Annual Meeting, but not intending to have the proposal included in our proxy materials pursuant to Rule 14a-8, must comply with the requirements set forth in our Bylaws. To bring business before our 2016 annual meeting, a stockholder must submit written notice thereof complying with the Bylaws to the Corporate Secretary of Assurant not less than 90 days nor more than 120 days prior to the anniversary of the preceding year’s annual meeting. Therefore, we must receive notice of a stockholder proposal submitted other than pursuant to Rule 14a-8 no sooner than January 8, 2016 and no later than February 7, 2016. If the notice is received before January 8, 2016 or after February 7, 2016, it will be considered untimely and the proxies granted in connection with the 2016 Annual Meeting will have discretionary authority to vote on the proposal.

By Order of the Board of Directors,

Bart R. Schwartz
Executive Vice President, Chief
Legal Officer and Secretary

Dated: March 24, 2015

Appendix A

RECONCILIATION OF CERTAIN NON-GAAP FINANCIAL MEASURES

Assurant uses the following non-GAAP financial measures to analyze the Company’s operating performance in this proxy statement. Because Assurant’s calculation of these measures may differ from similar measures used by other companies, investors should be careful when comparing Assurant’s non-GAAP financial measures to those of other companies.

Operating Return on Equity. Assurant uses operating return on equity (“ROE”), excluding accumulated other comprehensive income (“AOCI”), as an important measure of the Company’s operating performance. Operating ROE equals full-year net operating income divided by average stockholders’ equity for the year, excluding AOCI. The Company believes operating ROE, excluding AOCI, provides investors a valuable measure of the performance of the Company’s ongoing business because it excludes the effect of net realized gains (losses) on investments that tend to be highly variable from period to period, other AOCI items and those events that are unusual and/or unlikely to recur. The comparable GAAP measure would be GAAP ROE, defined as full-year net income divided by average stockholders’ equity for the year. Consolidated GAAP ROE for the year ended December 31, 2014 was 9.4%, as shown in the following reconciliation table.

	2014	2013
Operating return on average equity (excluding AOCI)	9.7%	10.6%
Net realized gains on investments	0.9%	0.5%
Loss on divested business	(0.4)%	—
Change in tax liabilities	0.3%	—
Change due to effect of including AOCI	(1.1%)	(1.3%)

GAAP return on average equity	.4%	9.8%

Operating Earnings Per Diluted Share. Assurant uses operating earnings per diluted share as an important measure of the Company’s stockholder value. Operating earnings per diluted share equals net operating income of the Company divided by weighted average diluted shares outstanding. The Company believes this measure provides investors a valuable measure of stockholder value because it excludes the effect of net realized gains (losses) on investments, that tend to be highly variable from period to period, and those events that are unusual and/or unlikely to recur. The comparable GAAP measure would be earnings per diluted share, defined as net income divided by weighted average diluted shares outstanding. Earnings per diluted share was $6.44 and $6.30 as of December 31, 2014 and 2013, respectively, as shown in the following reconciliation table.

	2014	2013
Operating earnings per diluted share	$6.00	$6.01
Net realized gains on investments	0.54	0.29
Loss on divested business	(0.26)	–
Change in tax liabilities	0.19	–
Change in derivative investment	(0.03)	–

Earnings per diluted share	$6.44	$6.30

Appendix A

Book Value Per Diluted Share. Assurant uses book value per diluted share, excluding AOCI, as an important measure of the Company’s stockholder value. Book value per diluted share, excluding AOCI, equals total stockholders’ equity, excluding AOCI, divided by diluted shares outstanding. The Company believes book value per diluted share, excluding AOCI, provides investors a valuable measure of stockholder value because it excludes the effect of unrealized gains (losses) on investments, which tend to be highly variable from period to period, and other AOCI items. The comparable GAAP measure would be book value per diluted share, defined as total stockholders’ equity divided by diluted shares outstanding. Book value per diluted share was $72.61 and $65.24 as of December 31, 2014 and 2013, respectively, as shown in the following reconciliation table.

	2014	2013
Book value per diluted share (excluding AOCI)	$64.82	$59.48
Change due to effect of including AOCI	7.79	5.76

Book value per diluted share	$72.61	$65.24

Printed on Recycled Paper

*** Exercise Your Right to Vote ***

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on May 7, 2015.

ASSURANT, INC.

ASSURANT, INC.

28 LIBERTY STREET - 41ST FL

NEW YORK, NY 10005

M84975-P59265

Meeting Information

Meeting Type: Annual Meeting

For holders as of: March 12, 2015

Date: May 7, 2015 Time: 9:00 AM

Location: The Club Quarters, Conference Center,

52 William Street

New York, NY 10005

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M84976-P59265

Voting Items

The Board of Directors recommends you vote FOR the following:

1. Election of Directors 1a. Elaine D. Rosen

1b. Howard L. Carver 1c. Juan N. Cento 1d. Alan B. Colberg 1e. Elyse Douglas 1f. Lawrence V. Jackson 1g. Charles J. Koch 1h. Jean-Paul L. Montupet 1i. Paul J. Reilly 1j. Robert W. Stein

The Board of Directors recommends you vote FOR proposals 2, 3 and 4.

2. Ratification of the appointment of PricewaterhouseCoopers LLP as Independent Registered Public Accounting Firm.

3. Reapproval of the material terms of the performance goals under the Amended and Restated Assurant, Inc. Long Term Equity Incentive Plan for purposes of Section 162 (m) of the Internal Revenue Code.

4. Advisory approval of the 2014 compensation of the Company’s named executive officers.

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

M84977-P59265

M84978-P59265

ASSURANT, INC.

28 LIBERTY STREET- 41ST FL

NEW YORK, NY 10005

VOTE BY INTERNET—www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time on May 6, 2015. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE—1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time on May 6, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge,

51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M84973-P59265 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

ASSURANT, INC.

The Board of Directors recommends you vote FOR

the following:

1. Election of Directors For Against Abstain

1a. Elaine D. Rosen

1b. Howard L. Carver

1c. Juan N. Cento

1d. Alan B. Colberg

1e. Elyse Douglas

1f. Lawrence V. Jackson

1g. Charles J. Koch

1h. Jean-Paul L. Montupet

1i. Paul J. Reilly

1j. Robert W. Stein

The Board of Directors recommends you vote FOR For Against Abstain proposals 2, 3 and 4.

2. Ratification of the appointment of PricewaterhouseCoopersLLP as Independent Registered Public Accounting Firm.

3. Reapproval of the material terms of the performance

goals under the Amended and Restated Assurant, Inc.

Long Term Equity Incentive Plan for purposes of Section

162 (m) of the Internal Revenue Code.

4. Advisory approval of the 2014 compensation of the

Company’s named executive officers.

NOTE: Such other business as may properly come before the

meeting or any adjournment thereof.

For address changes / comments, mark here. (See reverse side for instructions) Please indicate if you plan to attend this meeting.

Yes No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and 2014 Annual Report are available at www.proxyvote.com.

M84974-P59265

ASSURANT, INC. Annual Meeting of Stockholders May 7, 2015 9:00 AM

This proxy is solicited by the Board of Directors

The stockholders hereby appoint Bart R. Schwartz and Stephen W. Gauster, and each of them acting individually, as proxies, each with the power to appoint his substitute, and hereby authorize them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common Stock of ASSURANT, INC. that the stockholders are entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, EDT on May 7, 2015, at The Club Quarters, Conference Center, 52 William Street, New York, New York 10005, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted FOR each director nominee, FOR Proposals Two, Three and Four and in the discretion of the proxies on any other matter that may properly come before the Annual Meeting.

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side